                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[ ] Preliminary Proxy Statement


[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                               SHIVA CORPORATION
                (Name of Registrant as Specified In Its Charter)

                            [NAME OF PERSON FILING]
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

       Common Stock, $.01 par value per share, of Shiva Corporation

    2) Aggregate number of securities to which transaction applies:

       30,422,850 shares of Shiva Corporation Common Stock, being the total number of shares of Shiva Corporation Common Stock outstanding as of November 4, 1998

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       $6.00 per share, representing the purchase price set forth in the Agreement and Plan of Merger

    4) Proposed maximum aggregate value of transaction:

       $182,537,100, determined by multiplying $6.00 per share times 30,422,850, the total number of shares of Shiva Corporation Common Stock outstanding at November 4, 1998

    5) Total fee paid:

       $36,507.42

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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


                               SHIVA CORPORATION

                                28 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730


                                                                January 22, 1999


Dear Stockholder:


     You are cordially invited to attend a Special Meeting of Stockholders of Shiva Corporation (the "Company"), to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Friday, February 26, 1999 at 9:00 a.m.


     At the Special Meeting, you will be asked to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 19, 1998, by and among the Company, Intel Corporation ("Intel") and Intel Networks, Incorporated ("Merger Sub"), a wholly owned subsidiary of Intel, pursuant to which Merger Sub will be merged (the "Merger") with and into the Company, and the Company will become a subsidiary of Intel. If the Merger is consummated, each issued and outstanding share of the Company's common stock, par value $.01 per share (the "Common Stock") (other than shares of Common Stock held by stockholders exercising dissenters' appraisal rights), will be converted into the right to receive $6.00 in cash, without interest.

     Enclosed with this letter is a Notice of Special Meeting, Proxy Statement, proxy card and return envelope. I urge you to read the enclosed material carefully.

     YOUR BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

     In arriving at its recommendation, your Board of Directors gave careful consideration to a number of factors described in the attached Proxy Statement, including, among other things, the opinion of its investment banker, Lazard Freres & Co. LLC, dated as of October 18, 1998, to the effect that, as of such date, the $6.00 in cash per share to be received by the holders of Common Stock pursuant to the Merger Agreement is fair to such stockholders from a financial point of view. A copy of the full text of the opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and the limitations on the scope of the review undertaken by Lazard Freres in rendering such opinion, is attached as Annex B to the Proxy Statement. STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION OF LAZARD FRERES CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THE PROXY STATEMENT.

     Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope as soon as possible. If you attend the Special Meeting, you may vote your shares in person, even if you have previously submitted a proxy card, except in the event your shares are held in "street name." Shares held in "street name," meaning, generally, shares held by a broker for the account of a customer, will require your broker's consent to be voted at the Special Meeting. APPROVAL OF THE MERGER AGREEMENT AND THE MERGER REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK AND, AS A RESULT, A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.


     Your continued support of and interest in Shiva is greatly appreciated.


                                          Sincerely,


                                          /s/ James L. Zucco, Jr.
                                          -----------------------------------
                                          James L. Zucco, Jr.
                                          President, Chief Executive Officer
                                          and Chairman of the Board

                               SHIVA CORPORATION

                                28 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 26, 1999



                                                                January 22, 1999


To the Stockholders of
Shiva Corporation:


     Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Shiva Corporation (the "Company") will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on Friday, February 26, 1999 at 9:00 a.m. for the following purposes:


     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 19, 1998, by and among the Company, Intel Corporation ("Intel") and Intel Networks, Incorporated ("Merger Sub"), a wholly owned subsidiary of Intel, pursuant to which (a) Merger Sub will be merged (the "Merger") with and into the Company, and the Company will become a subsidiary of Intel and (b) each issued and outstanding share of the Company's common stock, par value $.01 per share (the "Common Stock") (other than shares of Common Stock held by stockholders exercising dissenters' appraisal rights), will be converted into the right to receive $6.00 in cash, without interest, and to approve and adopt the Merger. A copy of the Merger Agreement is included as Annex A to the attached Proxy Statement and is incorporated herein by reference.

     2. To transact such other business as may properly be brought before the Special Meeting or at any adjournments thereof.

     The proposed Merger and other related matters are more fully described in the attached Proxy Statement and the Annexes thereto.


     The close of business on January 18, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Only holders of record of Common Stock on the record date are entitled to vote at the Special Meeting.


     If the Merger is approved by the stockholders at the Special Meeting and effected by the Company and the other parties to the Merger Agreement, any stockholder (i) who files with the Company before the taking of the vote on the approval of the Merger, written objection to the proposed Merger stating that he, she or it intends to demand payment for his, her or its shares if the Merger is consummated and (ii) whose shares are not voted in favor of the Merger has or may have the right to demand in writing from the Surviving Corporation (as defined in the attached Proxy Statement), within twenty days after the date of mailing to him, her or it of notice in writing that the Merger has become effective, payment for his, her or its shares and an appraisal of the value thereof. The Surviving Corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 88 to 98, inclusive, of Chapter 156B of the Massachusetts General Laws, a copy of which is included as Annex C to the attached Proxy Statement. For a discussion of the procedures to be followed in asserting dissenters' appraisal rights in connection with the proposed Merger, see "APPRAISAL RIGHTS" in the accompanying Proxy Statement.

     The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Merger Agreement and the Merger.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE WITHOUT DELAY. ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING MAY VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING AND ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.



                                          By Order of the Board of Directors,


                                          /s/ M. Elizabeth Potthoff
                                          -----------------------------
                                          M. Elizabeth Potthoff
                                          Clerk


January 22, 1999


                                -- IMPORTANT --

     If your shares are held in "street name," only your bank or broker can vote your shares. Please contact the person responsible for your account and instruct him or her to complete, sign, date and return the enclosed proxy card as soon as possible.

     If you have any questions or need further assistance in voting your shares, please call Morrow & Company, Inc., which is assisting the Company in soliciting proxies, at (212) 754-8000.

                               SHIVA CORPORATION

                                28 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 26, 1999



     This Proxy Statement is being furnished to the stockholders of Shiva Corporation, a Massachusetts corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") from holders of outstanding shares of common stock, par value $.01 per share, of the Company (the "Common Stock") for use at the Special Meeting of Stockholders to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on Friday, February 26, 1999 at 9:00 a.m., and at any adjournments thereof (the "Special Meeting"). This Proxy Statement and the related proxy card are first being mailed to stockholders on or about January 22, 1999.


     At the Special Meeting, holders of the Common Stock (the "Stockholders") will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 19, 1998, by and among the Company, Intel Corporation ("Intel") and Intel Networks, Incorporated ("Merger Sub"), a wholly owned subsidiary of Intel, pursuant to which (a) Merger Sub will be merged (the "Merger") with and into the Company, and the Company will become a subsidiary of Intel and (b) each issued and outstanding share of Common Stock (other than shares of Common Stock held by Stockholders exercising dissenters' appraisal rights) will be converted into the right to receive $6.00 in cash, without interest, and to approve and adopt the Merger.


     Consummation of the Merger is conditioned upon, among other things, approval and adoption of the Merger Agreement by the requisite vote of the Stockholders and the receipt of certain regulatory approvals and consents. The Special Meeting may be postponed or adjourned until the requisite vote is obtained. The Company currently anticipates that the closing of the Merger will occur on the date of, or the business day immediately following, the date on which the Stockholders approve the Merger Agreement. There can be no assurance that the conditions to the Merger will be satisfied or, where permissible, waived or that the Merger will be consummated. For further information concerning the terms and conditions of the Merger, see "THE MERGER AGREEMENT."


     A copy of the Merger Agreement is attached hereto as Annex A and is incorporated herein by reference. The summaries of the portions of the Merger Agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.

     THE BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

     In arriving at its recommendation, the Board of Directors gave careful consideration to a number of factors described in the attached Proxy Statement, including, among other things, the opinion of its investment banker, Lazard Freres & Co. LLC ("Lazard Freres"), dated as of October 18, 1998, to the effect that, as of such date, the $6.00 in cash per share to be received by the holders of Common Stock pursuant to the Merger Agreement was fair to such stockholders from a financial point of view. A copy of the full text of the opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and the limitations on the scope of the review undertaken by Lazard Freres in rendering such opinion, is attached hereto as Annex B. Stockholders are urged to, and should, read the opinion of Lazard Freres carefully and in its entirety in conjunction with the Proxy Statement.

     In connection with the Merger, dissenters' appraisal rights will be available to those Stockholders who meet and comply with the requirements of Sections 85 to 98 of Chapter 156B of the Massachusetts General Laws (the "Massachusetts Business Corporation Law" or the "Massachusetts BCL"). A copy of Sections 85 to 98 of the Massachusetts BCL is attached hereto as Annex C. For a discussion of the procedures to be followed in asserting appraisal rights under Sections 85 to 98 of the Massachusetts BCL in connection with the Merger, see "APPRAISAL RIGHTS."


     Pursuant to the Company's By-laws, stockholder proposals for the Special Meeting must be received by the Clerk of the Company at the principal offices of the Company by no later than February 1, 1999. Any stockholder proposal must also comply with the other applicable provisions of the Company's Articles of Organization and By-laws, as well as the Exchange Act. No stockholder proposal will be considered at the Special Meeting unless it is presented in accordance with the foregoing requirements.


     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.


              The date of this Proxy Statement is January 22, 1999

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----

SUMMARY.....................................................    5
  The Special Meeting.......................................    5
  The Parties...............................................    5
  Recommendation of the Board of Directors and Reasons for
     the Merger.............................................    6
  Opinion of Lazard Freres & Co. LLC........................    7
  The Merger Agreement......................................    7
  Interests of Certain Persons in the Merger................    8
  Regulatory Approval.......................................    9
  Surrender of Stock Certificates...........................    9
  Tax Consequences of the Merger............................    9
  Accounting Treatment......................................    9
  Appraisal Rights..........................................    9
  Certain Financial Information.............................    9
  Market Prices.............................................    9

VOTING AND PROXIES..........................................   10
  Record Date and Voting....................................   10
  Vote Required; Revocability of Proxies....................   10
  Solicitation of Proxies...................................   10

THE PARTIES.................................................   12
  The Company...............................................   12
  Intel.....................................................   12
  Merger Sub................................................   12

THE MERGER..................................................   13
  General...................................................   13
  Background of the Merger..................................   13
  Reasons for the Merger and Board Recommendation...........   14
  Opinion of Lazard Freres & Co. LLC........................   16
  Accounting Treatment......................................   19

THE MERGER AGREEMENT........................................   20
INTERESTS OF CERTAIN PERSONS IN THE MERGER..................   25
REGULATORY APPROVAL.........................................   26
TAX CONSEQUENCES TO STOCKHOLDERS............................   27
APPRAISAL RIGHTS............................................   27
CERTAIN LITIGATION..........................................   29
SELECTED CONSOLIDATED FINANCIAL INFORMATION.................   31
MARKET PRICES AND DIVIDENDS.................................   32
CERTAIN PER SHARE DATA......................................   32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   33
AVAILABLE INFORMATION.......................................   34
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   34

                                                              PAGE
                                                              ----

INDEPENDENT ACCOUNTANTS.....................................   35
STOCKHOLDER PROPOSALS.......................................   35
OTHER MATTERS...............................................   36


Annex A  --   Agreement and Plan of Merger, dated as of October 19, 1998, by and among Shiva Corporation, Intel Corporation and Intel
              Networks, Incorporated.

Annex B  --   Opinion of Lazard Freres & Co. LLC.

Annex C  --   Sections 85 to 98 of Chapter 156B of the Massachusetts
              General Laws.

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                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement, in the attached annexes and in the documents incorporated herein by reference. Stockholders are urged to read carefully this Proxy Statement, including the annexes hereto, in its entirety.

THE SPECIAL MEETING


     Purpose of the Special Meeting; Date, Time and Place. The Special Meeting of Stockholders will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on Friday, February 26, 1999 at 9:00 a.m. At the Special Meeting, the holders of shares of Common Stock will consider and vote upon the approval and adoption of the Merger Agreement and the Merger.


     Upon the consummation of the Merger, each issued and outstanding share of Common Stock (other than shares of Common Stock held by Stockholders exercising dissenters' appraisal rights) (see "APPRAISAL RIGHTS"), will be cancelled, extinguished and converted automatically into the right to receive $6.00 in cash, without interest (the "Merger Consideration").


     Record Date and Voting. The close of business on January 18, 1999 has been fixed as the record date (the "Record Date") for the determination of Stockholders entitled to notice of, and to vote at, the Special Meeting. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting. At the Record Date, 30,532,299 shares of Common Stock were issued and outstanding, each of which will be entitled to one vote on each matter to be acted upon at the Special Meeting.


     Vote Required. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Special Meeting. Approval and adoption of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date. Abstentions may be specified with respect to the approval and adoption of the Merger Agreement and the Merger and will be counted as present for the purpose of determining the existence of a quorum but will have the effect of a vote against the proposal due to the requirement of affirmative votes described in the preceding sentence. In addition, shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares will also have the effect of a vote against the Merger Agreement and the Merger.

     Revocability of Proxies. Any Stockholder may revoke a proxy at any time before it is voted by filing with the Clerk of the Company an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Any such filing should be sent to Shiva Corporation, 28 Crosby Drive, Bedford, MA 01730; Attention:
Clerk. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

     Solicitation of Proxies. In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Company will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the Special Meeting and of soliciting proxies therefor. The Company has retained Morrow & Company, Inc., an independent proxy solicitation firm, to assist in the solicitation of proxies. See "VOTING AND PROXIES."

THE PARTIES

     Shiva Corporation. The Company is a Massachusetts corporation with its principal executive offices located at 28 Crosby Drive, Bedford, Massachusetts 01730. Its telephone number is (781) 687-1000. The


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
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Company designs, develops, manufactures and sells hardware and software products that enable remote connectivity to enterprise networks from locations having access to analog or digital telephone service or a connection to a public data network such as the Internet. The Company has applied its expertise in internetworking, personal computer ("PC") software and telephony to pioneer the "remote node" approach to remote network access. The Company's remote access solutions enable a remote PC to access an existing network as a fully functional network node, thereby allowing users to access network resources from their remote PCs as if they were directly connected to their corporate network. The Company's servers enable users to connect to computing resources from home, while traveling, or as part of a branch office or multi-user worksite.

     Intel Corporation. Intel is a Delaware corporation with its principal executive offices located at 2200 Mission College Boulevard, Santa Clara, California 95052-8119. Its telephone number is (408) 765-8080. Intel designs, develops, manufactures and markets computer components and related products at various levels of integration. Intel's principal components consist of silicon-based semiconductors etched with complex patterns of transistors. Many of these integrated circuits can perform the functions of millions of individual transistors, diodes, capacitors and resistors.

     Intel Networks, Incorporated. Merger Sub is a Massachusetts corporation with its principal executive offices located at 2200 Mission College Boulevard, Santa Clara, California 95052-8119. Its telephone number is (408) 765-8080. Merger Sub is a wholly owned subsidiary of Intel organized for the purpose of consummating the Merger and has not conducted any unrelated activities since its organization in October 1998.

RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER

     Approval by Board. The Board of Directors of the Company, at a special meeting held on October 18, 1998, approved the Merger Agreement and the Merger and directed that the Merger Agreement be submitted to the holders of Common Stock for approval and adoption. THE BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

     Advantages and Disadvantages to Stockholders. In reaching its decision to approve the Merger Agreement and the Merger, the Company's Board of Directors considered a number of factors, including the following: (i) the price to be received by the Stockholders in the Merger represents a premium over the trading price on the last trading day prior to public announcement of the Merger Agreement; (ii) the Company's industry has become subject to increased competition; (iii) the Company's industry has been, and may continue to be, affected by rapid technological change, and the Company's future success in the Virtual Private Network ("VPN") market is uncertain; (iv) the Board received an opinion of its financial advisor that, as of the date thereof, the cash to be received by the Stockholders in the Merger is fair to such holders from a financial point of view; (v) the Board believes Intel is in a strong position to optimize the value of the Company and to reflect that in the price paid to the Stockholders in the Merger, and the Company cannot be certain that any alternative transactions would be available; (vi) the Merger Agreement permits the Board, in the exercise of its fiduciary duties, to terminate the Merger Agreement and consider other alternatives in certain situations; (vii) the likelihood of consummating the Merger; and (viii) the Merger cannot be consummated unless approved by a majority of the outstanding shares of Common Stock. The Board also considered negative factors that did not support its determination that the Merger is fair to the Stockholders and its recommendation that the Stockholders approve the Merger. Such factors included (i) the risk that the Merger would not be consummated and the effect of the public announcement of the Merger on the Company's sales, relationships with customers, suppliers and employees, and operating results, (ii) the possibility that the Company's future operating results would result in an increase in the market price of the Common Stock above the price proposed to be paid to Stockholders in the Merger, and (iii) the possibility of another party in the future offering to pay a higher price than the price proposed to be paid by Intel. Taking into account the degree of likelihood of such factors, the Company's Board concluded that these factors were outweighed by the potential benefits to be gained by the Merger. For a more detailed discussion of the factors


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                                        6

--------------------------------------------------------------------------------
considered by the Board in reaching its determination, see "THE MERGER -- Background of the Merger" and "-- Reasons for the Merger and Board Recommendation."

     Failure to Approve the Merger. In the event the Stockholders fail to approve the Merger, in light of the factors summarized above, the Company is unable to predict whether it will be able to successfully compete in its market and grow or sustain its business. In addition, any failure of the Company to compete successfully in the VPN market could have a material adverse effect on the Company's business, financial condition and results of operations.

OPINION OF LAZARD FRERES & CO. LLC

     In reaching its determination, the Board of Directors considered a number of factors described herein, including, among other things, the opinion of its investment banker, Lazard Freres, dated as of October 18, 1998, to the effect that, as of such date, the $6.00 in cash per share to be received by the holders of Common Stock pursuant to the Merger Agreement was fair to such stockholders from a financial point of view. A copy of the full text of the opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and the limitations on the scope of the review undertaken by Lazard Freres in rendering such opinion, is attached hereto as Annex B and is incorporated herein by reference. The opinion addresses only the fairness of the consideration to be received by the holders of Common Stock pursuant to the Merger Agreement from a financial point of view as of the date of such opinion, and does not address any other aspect of the Merger or constitute a recommendation to any holder of Common Stock as to how to vote with respect to the Merger. The summary of the opinion set forth in this Proxy Statement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the opinion. STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION OF LAZARD FRERES CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS PROXY STATEMENT. See "THE MERGER -- Opinion of Lazard Freres & Co. LLC."

THE MERGER AGREEMENT

     The Merger. Merger Sub will be merged with and into the Company, and the Company will continue as the Surviving Corporation (the "Surviving Corporation"). In the Merger, each issued and outstanding share of Common Stock (other than shares of Common Stock held by Stockholders exercising dissenters' appraisal rights) will be converted into the right to receive $6.00 in cash, without interest. See "THE MERGER AGREEMENT -- The Merger."

     Representations and Warranties; Conduct of Business Pending the
Merger. The Merger Agreement contains various representations and warranties of the parties. The Merger Agreement also contains provisions concerning the conduct of the business of the Company pending the merger, including that the Company will conduct is business in the usual and ordinary course. See "THE MERGER AGREEMENT -- Representations and Warranties."

     Conditions to the Merger. The obligation of each of the Company, Intel and Merger Sub to consummate the Merger is subject to certain conditions, including
(i) the approval of the Merger by the Stockholders, (ii) the receipt of required governmental consents and approvals, (iii) the absence of a governmental order restraining or prohibiting the Merger, (iv) the continued truth of the representations and warranties contained in the Merger Agreement, and (v) compliance with obligations to be performed prior to the Merger. See "REGULATORY APPROVAL" and "THE MERGER AGREEMENT -- Conditions to the Merger."

     No Solicitation; Fiduciary Duties. Prior to the Merger, the Company and its subsidiaries, employees, directors and certain other parties generally may not directly or indirectly initiate, solicit or encourage, or otherwise facilitate any inquiries or provide information in respect of, and the Board of Directors generally may not withdraw its recommendation of the Merger or approve, recommend, or cause the Company to enter into any agreement with respect to, an acquisition of the Company by any party other than Intel unless reasonably likely to be required as a result of the Board of Directors' fiduciary duties to the Stockholders. The


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                                        7

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Company must notify Intel if it receives from a third party an inquiry, or a request for confidential information, concerning a potential acquisition. See "THE MERGER AGREEMENT -- Third Party Acquisition."

     Termination. The Merger Agreement generally may be terminated at any time prior to the Effective Time of the Merger (the "Effective Time") as follows: (i) by mutual consent of the Company and Intel; (ii) by either Intel or the Company if (a) a governmental order restrains or prohibits the Merger or (b) the Stockholders fail to approve the Merger; (iii) by the Company if (a) the Company enters into an acquisition agreement with a third party with terms superior to those of the Merger, provided the Company complies with all of the requirements set forth in the Merger Agreement with respect thereto, (b) Intel breaches the Merger Agreement or (c) the Merger is not consummated by March 31, 1999; or (iv) by Intel if (a) the Board of Directors of the Company withdrawals or adversely modifies its recommendation of the Merger, (b) the Company breaches the Merger Agreement or (c) the Merger is not consummated by March 31, 1999. In certain circumstances, upon a termination of the Merger Agreement the Company must reimburse Intel for its out-of-pocket costs and expenses and/or pay Intel a termination fee of $5,450,000. See "THE MERGER AGREEMENT -- Third Party Acquisition" and "-- Termination."

     Assumption of Options. All outstanding options to purchase Common Stock of the Company will be assumed by Intel (the "Assumed Options"), other than (i) options outstanding under the Company's 1994 Non-Employee Director Stock Option Plan and other options held by the Company's non-employee directors, which will terminate upon the Merger unless exercised prior thereto, and (ii) options held by certain of the Company's executive officers and other key employees, who will cancel their existing options and receive new option grants (the "New Options") as described under "INTERESTS OF CERTAIN PERSONS IN THE MERGER." The exercise price of the Assumed Options will not be greater than the fair market value of the Intel Common Stock on the Closing Date. Intel has also agreed to grant new Intel options to Company employees whose employment is continued by Intel after the Merger (the "Post-Closing Options"), provided that the total number of options, taking into account both the Post-Closing Options and the Assumed Options (but excluding the New Options), need not exceed 518,000. See "THE MERGER AGREEMENT -- Assumption of Options."

     Certain Employee Arrangements. Intel has agreed that employees of the Company who receive offers of employment from Intel will receive compensation and benefits substantially equal to similarly situated Intel employees and receive credit for services performed for the Company under vacation, disability and certain other benefit plans. Intel also agreed to establish a special severance program for all Company employees. See "THE MERGER AGREEMENT -- Certain Employee Arrangements." In addition, the Company's executive officers and certain other employees entered into arrangements with Intel as described under "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

     Director and Officer Indemnification and Insurance. Intel has agreed to provide certain indemnification and liability insurance benefits to the Company's directors and executive officers. See "THE MERGER AGREEMENT -- Director and Officer Indemnification and Insurance."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     At the closing of the Merger (the "Closing"), all options held by the Company's three executive officers (other than Mr. James L. Zucco, Jr., the Company's President and Chief Executive Officer) and certain other employees will be cancelled, and such persons will receive new Intel options, half of which will vest approximately in accordance with the vesting schedule of the original options and half of which will vest over a five-year period beginning on the first anniversary of the grant date. Mr. Zucco will serve as a consultant to Intel following the Closing. At the Closing, Mr. Zucco's options will be cancelled, and he will receive a grant of Intel "phantom shares" with an exercise price equal to the fair market value of Intel Common Stock on the Closing Date that will vest if he remains as a consultant to Intel for at least three months. Each of the other executive officers has accepted an offer of employment with Intel and will receive a transition bonus, subject to continued employment. Each of the Company's executive officers will be entitled to a severance payment in the event such officer's employment with Intel is terminated without cause within 24 months of the Merger (or longer in certain cases). The options held by the Company's non-employee directors will not be assumed


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                                        8

--------------------------------------------------------------------------------

by Intel and will terminate upon the Merger unless exercised prior thereto. Certain directors of the Company own shares, or options to purchase shares, of Intel. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

REGULATORY APPROVAL

     The obligation of each of the Company, Intel and Merger Sub to consummate the Merger is conditioned upon the expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). See "REGULATORY APPROVAL."

SURRENDER OF STOCK CERTIFICATES

     Following the Closing, Stockholders will receive a letter of transmittal with instructions for use in surrendering their stock certificates in exchange for a cash payment. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED.

TAX CONSEQUENCES OF THE MERGER

     The receipt of cash for shares of Common Stock in the Merger or pursuant to the exercise of dissenters' appraisal rights will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Stockholders are urged to consult their own tax advisors as to the particular tax consequences of the Merger, including the applicability and effect of state, local, foreign and other taxes. See "TAX CONSEQUENCES TO STOCKHOLDERS."

ACCOUNTING TREATMENT

     The Merger will be treated as a "purchase" for accounting purposes.

APPRAISAL RIGHTS

     Stockholders who comply with the requirements of Sections 85 to 98 of the Massachusetts BCL are entitled to dissenters' appraisal rights with respect to their shares in connection with the Merger. A copy of the text of Sections 85 to 98 of the Massachusetts BCL is attached hereto as Annex C. See "APPRAISAL RIGHTS."

CERTAIN FINANCIAL INFORMATION

     See "SELECTED CONSOLIDATED FINANCIAL INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" for certain financial information with respect to the Company.

MARKET PRICES


     The Common Stock is traded on the Nasdaq National Market under the symbol "SHVA." On October 16, 1998, the date preceding public announcement of the signing of the Merger Agreement, the high, low and closing sales prices of a share of Common Stock reported on the Nasdaq National Market were $4.50, $3.91 and $4.25, respectively. On January 14, 1999, the latest practicable trading day before the printing of this Proxy Statement, the high, low and closing sales prices of a share of Common Stock reported on the Nasdaq National Market were $5.75, $5.69 and $5.69, respectively. See "MARKET PRICES AND DIVIDENDS."



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                                        9

                               VOTING AND PROXIES

     This Proxy Statement is being furnished to Stockholders in connection with the solicitation of proxies by or on behalf of the Board of Directors for use at the Special Meeting.

RECORD DATE AND VOTING


     The close of business on January 18, 1999 has been fixed as the Record Date for the determination of Stockholders entitled to notice of and to vote at the Special Meeting. At the Record Date, there were 30,532,299 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting. Stockholders are entitled to one vote at the Special Meeting for each share of Common Stock held of record by them at the Record Date.


VOTE REQUIRED; REVOCABILITY OF PROXIES

     A majority of the outstanding shares of Common Stock entitled to vote as of the Record Date, represented in person or by proxy, is required for a quorum at the Special Meeting. The affirmative vote of a majority of the shares of outstanding Common Stock as of the Record Date is required for approval and adoption of the Merger Agreement and the Merger. Abstentions may be specified with respect to the approval and adoption of the Merger Agreement and the Merger and will be counted as present for the purpose of determining the existence of a quorum but will have the effect of a negative vote due to the requirement of affirmative votes described in the preceding sentence.

     Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval and adoption of the Merger Agreement and the Merger, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter which may properly come before the Special Meeting.

     Shares represented by proxies that contain abstentions or broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Special Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner does not vote a proposal because, with respect to such proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

     Shares which abstain from voting as to a particular matter and broker non-votes will not be voted in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have the effect of a vote against the approval and adoption of the Merger Agreement and the Merger.

     Any holder of shares of Common Stock may revoke a proxy at any time before it is voted by filing with the Clerk of the Company an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Any such filing should be sent to Shiva Corporation, 28 Crosby Drive, Bedford, MA 01730; Attention: Clerk. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

     The Merger Agreement and the Merger to be considered at the Special Meeting involve matters of great importance to the Stockholders. Accordingly, Stockholders are urged to read and carefully consider the information presented in this Proxy Statement, including the annexes hereto, and are urged to complete, date, sign and promptly return the enclosed proxy card in the accompanying prepaid envelope.

SOLICITATION OF PROXIES

     In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Company will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of

Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the Special Meeting and of soliciting proxies therefor. The Company has retained Morrow & Company, Inc., an independent proxy solicitation firm, to assist in the solicitation of proxies for the Company in connection with the Special Meeting at a cost of approximately $10,000, plus reasonable out-of-pocket expenses. Any questions or requests for assistance regarding this Proxy Statement and related proxy materials may be directed to Morrow & Company, Inc. by telephone at (212) 754-8000.

STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF COMMON STOCK FOR CASH.

                                  THE PARTIES

THE COMPANY

     The Company is a Massachusetts corporation with its principal executive offices located at 28 Crosby Drive, Bedford, Massachusetts 01730. Its telephone number is (781) 687-1000. The Company designs, develops, manufactures and sells hardware and software products that enable remote connectivity to enterprise networks from locations having access to analog or digital telephone service or a connection to a public data network such as the Internet. The Company has applied its expertise in internetworking, PC software and telephony to pioneer the "remote node" approach to remote network access. The Company's remote access solutions enable a remote PC to access an existing network as a fully functional network node, thereby allowing users to access network resources from their remote PCs as if they were directly connected to their corporate network. The Company's servers enable users to connect to computing resources from home, while traveling, or as part of a branch office or multi-user worksite.

     The Company offers a full line of remote access solutions, technical training and services supporting telecommuters and remote offices to large enterprise networks and to the ISPs and Carriers providing remote access to the public data networks. The enterprise-based remote access servers, such as the LanRover Access Switch, LanRover and ShivaIntegrator product families, enable network managers of large networks to link telecommuters, mobile professionals and branch offices with dial-in access to Local Area Networks ("LANs") offering either remote node PC-to-LAN connections or LAN-to-LAN dial up connections through both public and private telephone networks. During 1998, the Company began offering products that allow users to connect to networks using a telephone network or the Internet through direct-dial and virtual private network ("VPN") technologies. The Company's technology provides LAN-based users the ability to make dial-out connections from the desktop to the Internet or other on-line services. Network managers can control and manage remote user access into the enterprise-based servers with the Shiva AccessManager security and accounting solution. Shiva AccessManager is a Windows-based application that provides comprehensive, centralized and cost-effective remote access management. For the remote office and smaller branch, the Company provides the Shiva AccessPort ISDN client router and the NetModem server, as well as ShivaRemote client software and PowerBurst remote node acceleration software for enhanced performance. The Company also offers other communications products, such as the ShivaPort product family of communications servers, that permit users to connect terminals, printers, modems and other serial devices to Ethernet networks. The Company markets its products in domestic and international markets through indirect distribution channels to reach a wide range of customers.

INTEL

     Intel is a Delaware corporation with its principal executive offices located at 2200 Mission College Boulevard, Santa Clara, California 95052-8119. Its telephone number is (408) 765-8080. Intel designs, develops, manufactures and markets computer components and related products at various levels of integration. Intel's principal components consist of silicon-based semiconductors etched with complex patterns of transistors. Many of these integrated circuits can perform the functions of millions of individual transistors, diodes, capacitors and resistors.

MERGER SUB

     Merger Sub is a Massachusetts corporation with its principal executive offices located at 2200 Mission College Boulevard, Santa Clara, California 95052-8119. Its telephone number is (408) 765-8080. Merger Sub is a wholly owned subsidiary of Intel organized for the purpose of consummating the Merger and has not conducted any unrelated activities since its organization in October 1998.

                                   THE MERGER

GENERAL

     The following information with respect to the Merger is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Annex A. The Merger Agreement sets forth the terms and conditions upon which the Merger is to be effected. If the Merger Agreement is approved and adopted by the holders of a majority of the outstanding shares of Common Stock at the Special Meeting, and all other conditions to the obligations of the parties thereto are satisfied or waived, the Merger will be consummated and the Company will become a wholly owned subsidiary of Intel.

     Pursuant to the Merger, each issued and outstanding share of Common Stock, other than shares of Common Stock in respect of which dissenters' appraisal rights have been properly exercised, will be cancelled, extinguished and converted automatically into the right to receive the Merger Consideration. As a result of the Merger, holders of shares of Common Stock will cease to have an equity interest in, or possess any rights as stockholders of, the Company or the Surviving Corporation.

BACKGROUND OF THE MERGER

     In July 1998, a member of the Company's Board of Directors, David B. Yoffie, who is also a member of Intel's Board of Directors, arranged an introductory meeting between the Company and Intel for the purpose of evaluating the possibility of a strategic distribution alliance.

     In July 1998, representatives of the Company met with representatives of Intel to discuss a strategic alliance that would allow Intel to distribute the Company's products in an OEM arrangement under the Intel brand name. During August and September 1998, there were numerous additional meetings between the Company and Intel, and the companies exchanged products for evaluation and interoperability testing.

     In July 1998, representatives of the Company met with representatives of Lazard Freres to discuss and review recent Company and market trends and a list of potential strategic partners for a distribution-oriented alliance. During August and September 1998, representatives of the Company held discussions with representatives of Lazard Freres regarding the various strategic and financial alternatives that were available to the Company with respect to an alliance that would give the Company access to greater distribution resources.

     On September 23, 1998, representatives of the Company met with representatives of Intel to further discuss a possible strategic alliance. At that meeting, the parties discussed the possibility of an acquisition of the Company.

     On September 29, 1998, the Company and Intel entered into a non-disclosure agreement.

     On September 30, 1998, representatives of the Company met with representatives of Intel to discuss in greater detail a potential merger. The Company and Intel agreed to continue their discussions.

     On October 2, 1998, management of the Company met with the Company's Board of Directors to discuss Intel's possible interest in a merger. The Board authorized the Company to engage Lazard Freres to represent the Company in negotiating the financial terms of the merger. The Board of Directors also authorized the Company to allow Intel to engage in a due diligence review of the Company.

     Between October 2 and October 5, 1998, Mr. Zucco discussed the proposed transaction separately with each member of the Company's Board, other than Mr. Yoffie, who did not participate in any meetings with respect to the proposed merger.

     Between October 5 and October 19, 1998, representatives of the Company and Intel, together with their respective advisors, held numerous meetings and teleconferences to discuss and review the Company's business, Intel's due diligence investigation, the price, terms and conditions of the Merger Agreement and various other legal, financial and regulatory issues.

     On October 5, 1998, the Company held a meeting of the Board of Directors to discuss the status of the merger discussions with Intel. At this meeting, representatives of Lazard Freres presented certain financial and other materials and analyses. The Board of Directors authorized management to continue discussions with Intel.

     On October 6, 1998, representatives of Lazard Freres and Intel met to discuss timing and potential terms of a transaction with the Company including, among others, price, form of consideration, structure of the transaction, termination provisions and the treatment of outstanding options to purchase Common Stock. Between October 7 and 12, 1998, representatives of Lazard Freres had numerous telephone conversations with representatives of Intel regarding price and terms of a potential transaction.

     On October 11, 1998, Intel's legal advisors delivered a draft merger agreement to the Company and its advisors.

     On October 12, 1998, the Company's Board held a meeting via teleconference to consider the possible acquisition of the Company by Intel. Management and the Company's investment banker and legal advisors reviewed the status of the discussions.

     From October 13 through October 19, 1998, representatives of the Company and Intel, together with their respective advisors, continued to discuss various issues relating the proposed Merger and the terms of the Merger Agreement and related documents.

     On October 16, 1998, the Company's Board met to review the terms and conditions of the proposed Merger. Representatives of Lazard Freres presented certain financial and other analyses. Outside counsel reviewed certain legal matters, including a detailed review of the terms of the proposed Merger Agreement.

     On October 16, 1998, the Intel Board approved the proposed Merger.

     On October 18, 1998, the Company's Board held a special meeting via teleconference to consider the Merger. The directors reviewed the terms of the Merger. Representatives of Lazard Freres then presented various analyses of the Merger. Following such presentation, Lazard Freres delivered to the Board its oral opinion (subsequently confirmed in writing) that, as of such date, the Merger Consideration was fair to the Stockholders from a financial point of view. See "-- Opinion of Lazard Freres & Co. LLC." After discussing such presentation and after receiving Lazard Freres' oral opinion, the Company's Board of Directors (by the unanimous vote of the directors present) approved the Merger Agreement and the Merger, determined that the Merger is fair to and in the best interests of the Stockholders and recommended that the Stockholders vote for approval and adoption of the Merger Agreement and the Merger.

     The Merger Agreement was signed by all parties on the morning of October 19, 1998. Thereafter, prior to the commencement of trading on the Nasdaq National Market, the Company and Intel issued a joint press release announcing the execution of the Merger Agreement.

REASONS FOR THE MERGER AND BOARD RECOMMENDATION

     In reaching its conclusion that the terms of the Merger Agreement are in the best interests of the Stockholders, the Company's Board of Directors considered the following factors:

     - Premium Over Market Price. The $6.00 per share to be received by the Stockholders in the Merger represents an approximately 41% premium over the last reported sale price of $4.25 per share on October 16, 1998 (the last trading day prior to the Company's public announcement of the execution of the Merger Agreement) and an approximately 55% premium over the $3.87 average closing price of the Common Stock in the 30 days preceding the announcement of the proposed Merger.

     - Increased Competition. The rapid entry of large telecommunications and service provider competitors, such as Lucent and Nortel, to the remote access market, in addition to large traditional networking vendors, such as Cisco and 3Com, has resulted in increased competition. In addition, customers increasingly view remote access offerings as a component of an end-to-end solution that is most effectively provided by very large-scale companies, which have significantly greater resources than the Company and which customers may perceive as best suited to address a variety of their needs over a long period of time. The Board considered the effects of these factors on the prospects of the Company's continued operation as an independent company.

     - Effect of Rapid Technological Change. The market for remote access products has changed dramatically in recent years. Computer users have increasingly utilized the Internet for remote access. A number of factors contributed to this transition, including cost, ease of use and the increasing public awareness, use and acceptance of the Internet. In order to address the changing needs of this market, the Company began to devote additional resources to products that increase the security of remote access conducted on the Internet, allowing the establishment of VPNs. The new Internet-based products represented less than 10% of the Company's sales in the third quarter of 1998. The Board considered the uncertainty of the overall size and strength of the VPN market and the difficulties the Company was experiencing in competing against its larger competitors in assessing the potential for future success of its VPN products. Specifically, the Board considered the fact that large, well-funded competitors, such as Nortel/Bay Networks and Cisco, have entered the VPN market, offering brand name recognition, broad market reach and a dedicated, direct sales force. In addition, the Company believes that customer uncertainty about the long-term prospects of the Company as an independent company has impaired its ability to sell VPN products.

     - Opinion of Lazard Freres. The Board relied in part on the opinion of its financial advisor that, as of the date thereof, the $6.00 per share in cash to be received by the Stockholders in the Merger is fair to such holders from a financial point of view. The Board also considered the information supporting the financial advisor's opinion. See "-- Opinion of Lazard Freres & Co. LLC."

     - Price Offered by Intel; Uncertainty of Alternatives. The Board considered Intel's business reputation and global activities, together with its marketing capabilities and reputation, which the Company's Board believed place Intel in a strong position to optimize the value of the Company's business and to reflect that value in the price paid to the Stockholders in the Merger. In addition, the Board took into account the fact that its investment banker had approached a number of other companies as to the possibility of acquiring the Company and none of such approaches had led to any substantive acquisition discussions.

     - Terms of the Merger Agreement. The terms and conditions of the Merger Agreement permit the Board, in the exercise of its fiduciary duties, to
       (i) furnish information to or participate in negotiations with a third party that initiates such discussions in connection with an acquisition proposal and (ii) terminate the Merger Agreement in certain circumstances. The Board noted that the Merger Agreement provides that, in certain circumstances, the Company would be obligated to pay Intel a termination fee of $5,450,000, plus expenses.

     - Likelihood of Consummation of the Merger. The Board considered the likelihood that the proposed transaction would be consummated, including the absence of any financing contingencies and the likelihood of satisfaction of the conditions contained in the Merger Agreement.

     - Stockholder Approval Required. The Merger cannot be consummated unless approved by a majority of the outstanding shares of Common Stock.

     The Board also considered negative factors that did not support its determination that the Merger is fair to the Stockholders and its recommendation that the Stockholders approve the Merger. Such factors included (i) the risk that the Merger would not be consummated and the effect of the public announcement of the Merger on the Company's sales, relationships with customers, suppliers and employees, and operating results, (ii) the possibility that the Company's future operating results would result in an increase in the market price of the Common Stock above the price proposed to be paid to Stockholders in the Merger, and (iii) the possibility of another party in the future offering to pay a higher price than the price proposed to be paid by Intel. Taking into account the degree of likelihood of such factors, the Company's Board concluded that these factors were outweighed by the potential benefits to be gained by the Merger.

     In view of the wide variety of factors considered in connection with its evaluation of the Merger and the Merger Consideration, both positive and negative, the Board did not find it practicable to assign relative weights to the factors considered in reaching its decision and, therefore, the Board did not quantify or otherwise attach relative weights to the specific factors considered. The Board believes that each of the factors favoring the Merger discussed above, and all of the positive and negative factors taken as a whole, supported the opinion of its financial advisor.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS CONCLUDED THAT THE MERGER AND THE MERGER CONSIDERATION ARE FAIR TO THE STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

OPINION OF LAZARD FRERES & CO. LLC

     At the meeting of the Board on October 18, 1998, Lazard Freres rendered its opinion (the "Lazard Opinion") that as of such date, based upon and subject to the various considerations set forth therein, the Merger Consideration was fair to the Stockholders from a financial point of view.

     A COPY OF THE FULL TEXT OF THE LAZARD OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY LAZARD FRERES IN RENDERING SUCH OPINION, IS ATTACHED HERETO AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. THE LAZARD OPINION ADDRESSES ONLY THE FAIRNESS OF THE MERGER CONSIDERATION TO THE STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE LAZARD OPINION AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW TO VOTE WITH RESPECT TO THE MERGER. THE SUMMARY OF THE LAZARD OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE LAZARD OPINION. STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE LAZARD OPINION CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS PROXY STATEMENT.

     In connection with rendering the Lazard Opinion, Lazard Freres: (i) reviewed the financial terms and conditions of an October 17, 1998 draft of the Merger Agreement; (ii) analyzed certain publicly available historical business and financial information relating to the Company; (iii) reviewed various financial forecasts and other data provided to Lazard Freres by the Company relating to its business; (iv) held discussions with members of the Company's senior management with respect to the businesses, prospects and strategic objectives of the Company; (v) reviewed the historical market prices and trading activity of the Company's Common Stock; (vi) reviewed publicly available information with respect to the financial performance and stock prices and trading activity of certain other companies in lines of business that Lazard Freres believed to be generally comparable to those of the Company and compared such information to corresponding information with respect to the Company and its Common Stock; (vii) reviewed the financial terms, to the extent publicly available, of certain business combinations involving companies in lines of business that Lazard Freres believed to be generally comparable to those of the Company; (viii) participated in discussions and negotiations among representatives of the Company and Intel and their advisors; and (ix) conducted such other financial studies, analyses and investigations as Lazard Freres deemed appropriate.

     Lazard Freres relied with the Company's consent upon the accuracy and completeness of the foregoing information and did not assume any responsibility for any independent verification of such information. Lazard Freres also relied upon, without independent verification, the assessment by the Company's management of the Company's products and services and the validity of, and risks associated with, the Company's existing and anticipated future products and services. With respect to financial forecasts and any financial or operating information furnished by the Company or during discussions with the Company's management, Lazard Freres assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management as to the Company's competitive, operating and regulatory environment and related future financial performance. Lazard Freres assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based. Lazard Freres did not undertake to make any independent valuation or appraisal of any of the Company's assets or liabilities or concerning the Company's solvency or fair value. Further, the Lazard Opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard Freres as of, the date of the Lazard Opinion.

     In rendering the Lazard Opinion, Lazard Freres assumed that: (i) the Merger Agreement would not differ in any material respect from the October 17, 1998 draft referred to above; (ii) the Merger would be consummated on the terms described in the October 17, 1998 draft of the Merger Agreement, without any waiver of any material terms or conditions by the Company; and (iii) obtaining the necessary regulatory approvals for the Merger would not have an adverse effect on the Company.

     The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or the summary set forth herein, without considering the analysis as a whole, could create an incomplete or a misleading view of the process underlying the Lazard Opinion. Lazard Freres did not attribute any particular weight to any analysis or factor considered by them. No company or transaction used in the analyses as a comparison is identical to the Company or Intel or the transaction contemplated by the Merger Agreement.

     The following is a brief summary of the analysis performed by Lazard Freres in connection with the Lazard Opinion.

     Historical Trading Analysis. Lazard Freres' examination included the historical trading prices and volumes for the Common Stock during the last three-year period and the indexed historical trading prices for the Common Stock during the last three-year period as compared to the indexed historical trading prices for indices comprised of certain small capitalization and large capitalization comparable network remote access and networking companies and the Nasdaq Composite Index. The index of small capitalization companies included a combination of companies in the remote access/enterprise networking sector (Digital Link Corporation, Netopia, Inc., Network Peripherals, Inc. and MRV Communications, Inc.) (the "Small Cap Access/Enterprise Networking Companies") and companies in the virtual private networking sector (V-ONE Corporation, Cylink Corporation and Information Resources Engineering, Inc.) (the "Small Cap VPN Companies"). The index of large capitalization companies included ADTRAN, Inc., Cabletron Systems, Inc., FORE Systems, Inc., 3Com Corporation and Xylan Corporation (the "Large Cap Networking Companies"). Lazard Freres noted that, over both the one-year and three-year periods ended October 16, 1998, the Company underperformed both the small capitalization and the large capitalization indices and the Nasdaq Composite Index.

     Pre-Tax "Sum of the Parts" Analysis. Based upon information provided by the Company's management, Lazard Freres developed estimated ranges for the values of the Company's two lines of business (direct-dial remote access and VPN), then added to these amounts the estimated net present value of the Company's cash and certain other significant non-operating assets and liabilities to arrive at an estimated valuation range for the Common Stock. This analysis indicated an equity value reference range per share of the Common Stock of approximately $5.26 to $6.96. The Merger Consideration falls within this range.

     Comparable Publicly Traded Companies Analysis. Lazard Freres reviewed and compared certain actual and projected financial, operating and stock market information of the Small Cap Access/Enterprise Networking Companies, the Small Cap VPN Companies and the Large Cap Networking Companies.

     This analysis indicated that the median enterprise value (determined as equity market value plus net debt, net of minority interests and other asset adjustments, where applicable) as a multiple of annualized revenues based on the most recently completed quarter was 0.25x for the Small Cap Access/Enterprise Networking Companies, 1.28x for the Small Cap VPN Companies and 1.69x for the Large Cap Networking Companies. The multiple of 0.90x implied by the Merger Consideration is within this range. The median price to projected calendar year 1999 earnings was 7.4x, 10.2x and 15.8x for the Small Cap Access/Enterprise Networking Companies, the Small Cap VPN Companies and the Large Cap Networking Companies, respectively. The multiple of 11.3x implied by the Merger Consideration and the projections provided by the Company's management is within this range.

     Selected Precedent Transactions Analysis. Lazard Freres reviewed and analyzed selected financial, operating and stock market information relating to selected acquisition transactions in the networking industry, including the following: Lucent Technologies Inc./LANNET subsidiary of Madge Networks N.V., Cabletron Systems, Inc./NetVantage, Inc., Cabletron Systems, Inc./Digital Equipment Corporation Network

Products business unit, Lucent Technologies, Inc./Livingston Enterprises, Inc., Compaq Computer Corporation/Microcom, Inc. and Olicom A/S/Crosscom Corporation (the "Networking Transactions"). This analysis indicated that for the Networking Transactions for which relevant data was available (i) transaction value as a multiple of last twelve months revenues ranged from 0.80x to 6.18x with a median of 1.67x,; and (ii) the premium to the share price one week prior to announcement ranged from 54% to 91% with a median of 70%. The multiple of last twelve months revenues of 0.90x implied by the Merger Consideration is within the above-described range of multiples in other transactions, although it is below the median value, and the premium to share price one week prior to announcement of 113% implied by the Merger Consideration exceeds the highest value in the above-described range of premiums in other transactions.

     Premiums Paid Analysis. Lazard Freres reviewed and analyzed the publicly available information concerning premiums paid in 214 selected publicly announced technology acquisition transactions from January 1, 1990 through October 16, 1998, of which 37 were cash purchase transactions. The purchase prices paid in all such transactions represented median premiums of approximately 28%, 35% and 44%, respectively, over the closing prices of the target company's stock on the day prior, seven days prior and 30 days prior to announcement. The purchase prices paid in the cash purchase transactions represented median premiums of approximately 32%, 41% and 50%, respectively, over the closing prices of the target company's stock on the day prior, seven days prior and 30 days prior to announcement. Lazard Freres noted that the Merger Consideration represented a premium of approximately 41%, 66% and 55%, respectively, over the closing price of the Common Stock on such date and the average closing prices of the Common Stock for the seven-day and 30-day periods ended on such date. For each measurement period, the premium represented by the Merger Consideration exceeds the median premiums paid in (i) all of the other transactions analyzed by Lazard Freres and (ii) the other cash purchase transactions analyzed by Lazard Freres.

     Discounted Cash Flow Analysis. Based upon forecasts provided by the Company's management, Lazard Freres estimated the net present value of the future cash flows of the Company. Lazard Freres utilized discount rates ranging from 15% to 20% and terminal multiples of estimated revenues in 2003 ranging from 0.5x to 1.0x for the Company's business. These factors were applied to two different forecasts of future financial performance of the Company: a "base case" based on future growth in the Company's direct dial business and relatively faster growth of the Company's virtual private network business and a "sensitivity case" based on the absence of future growth in the Company's direct dial business and relatively slower growth in the Company's virtual private network business. These analyses indicated net present equity value reference ranges per share of the Common Stock of approximately $5.50 to $8.19 for the base case and $5.09 to $7.37 for the sensitivity case. The Merger Consideration falls within both of these ranges.

     Special Considerations. In connection with the review of the Merger by the Board, Lazard Freres performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. While the foregoing summary describes the analyses and factors reviewed by Lazard Freres in connection with its opinion, it does not purport to be a complete description of all the analyses performed by Lazard Freres in arriving at its opinion. The analyses were prepared solely for the purpose of Lazard Freres in providing the Lazard Opinion to the Board in connection with its consideration of the Merger and do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may be significantly more or less favorable than as set forth in the analyses. Similarly, any estimate of values or forecast of future results contained in the analyses is not necessarily indicative of actual values or actual results, which may be significantly more or less favorable than suggested by such analyses. In performing its analyses, Lazard Freres assumed that the Company would perform substantially in accordance with earnings forecasts provided to Lazard Freres by the Company's management. In addition, Lazard Freres noted that the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse and characteristics of such transactions and the companies involved were not directly comparable to the Merger or to the Company. Among other factors, Lazard Freres indicated that the merger and acquisition transaction environment varies over time because of macroeconomic factors, such as interest rate and equity market fluctuations, and microeconomic factors, such as industry results and growth expectations. As noted above, no transaction reviewed was identical to the Merger and, accordingly, an assessment of the results of this analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the Company and other factors that would affect the acquisition value of the companies to which the Company was compared.

     The forecasts and other projections furnished to Lazard Freres for the Company were prepared by the Company's management and constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 27A of the Securities Act of 1933, as amended. As a matter of policy, the Company does not publicly disclose internal management forecasts, projections or estimates of the type furnished to Lazard Freres in connection with its analysis of the Merger terms, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be in the control of the Company's management, including, without limitation, factors related to the degree or rate of market acceptance of the Company's current and anticipated future products and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates.

     In performing these analyses, Lazard Freres made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Because such analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of the Company or Intel or their respective advisors, none of the Company, Intel or Lazard Freres or any other person assumes responsibility if future results or actual values are materially different from those forecasts or estimates contained in the analyses. The Lazard Opinion was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Lazard Freres.

     The Company retained Lazard Freres to act as its investment banker in connection with the Merger. Lazard Freres was selected by the Company's Board based on Lazard Freres' qualifications, expertise and reputation in transactions similar to the Merger and its knowledge of the national and worldwide communications equipment industry and business and affairs of the Company. Lazard Freres is an internationally recognized investment banking and advisory firm. Lazard Freres, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for estate, corporate and other purposes. In the ordinary course of its business, Lazard Freres and its affiliates may actively trade in the securities of the Company or Intel for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

     Pursuant to a letter agreement dated October 9, 1998, the Company retained Lazard Freres as its investment banker in connection with the Merger. The Company has agreed to pay Lazard Freres a fee ranging from 1.3% to 1.4% of the aggregate consideration related to the transaction if the Merger is consummated, subject to a $2,000,000 minimum, and to reimburse Lazard Freres for reasonable expenses as incurred. In addition, the Company has also agreed to indemnify Lazard Freres and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Lazard Freres or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to Lazard Freres engagement. In the past, Lazard Freres or its affiliates have provided financial advisory services to Intel.

ACCOUNTING TREATMENT

     The Merger will be treated as a "purchase" for accounting purposes.

                              THE MERGER AGREEMENT

     The following is a summary of the material terms of the Merger Agreement, a copy of which is attached hereto as Annex A. The following summary of the Merger Agreement is not a complete description of the terms and conditions thereof and is qualified in its entirety by reference to the Merger Agreement. Stockholders are urged to review the Merger Agreement carefully. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

     The Merger. As soon as practicable after the satisfaction or waiver of the conditions to the Merger, Merger Sub will be merged with and into the Company, as a result of which the separate corporate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation. The Effective Time will occur at the date and time that Articles of Merger in the form as is required by, and executed in accordance with, the relevant provisions of Massachusetts law (the "Articles of Merger") are filed with the Secretary of State of the Commonwealth of Massachusetts. The Surviving Corporation shall continue its corporate existence under the laws of the Commonwealth of Massachusetts. In the Merger, each issued and outstanding share of Common Stock (other than shares of Common Stock held by Stockholders exercising appraisal rights) will be converted into the right to receive $6.00 in cash, without interest (the "Merger Consideration"). Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation. At the Effective Time, the Articles of Organization of the Surviving Corporation shall be amended to be identical to the Articles of Organization of the Merger Sub (except that the name of the Surviving Corporation will be changed to "Intel Shiva Corp."). The By-laws of Merger Sub in effect at the Effective Time shall be the By-laws of the Surviving Corporation (except that such By-laws shall be amended to identify the name of the Surviving Corporation as "Intel Shiva Corp."). The directors of Merger Sub at the Effective Time will be the directors of the Surviving Corporation until their successors are duly elected and qualified, and the officers of Merger Sub at the Effective Time will be the officers of the Surviving Corporation until replaced in accordance with the By-laws of the Surviving Corporation.

     Stockholders Meeting. The Merger Agreement provides that the Company will call a meeting of its stockholders, to be held as promptly as practicable following the receipt of clearance by the Securities and Exchange Commission (the "Commission") of the proxy materials relating to such meeting, for the purpose of considering and voting on the approval and adoption of the Merger Agreement and the Merger. Under the Merger Agreement, Intel has agreed to vote, or cause to be voted, at any such meeting all shares of Common Stock owned by it, Merger Sub or any other subsidiary of Intel in favor of the Merger Agreement and the Merger.

     Representations and Warranties. The Merger Agreement contains various representations and warranties of the parties thereto. These include representations and warranties of the Company with respect to organization, good standing, corporate power and qualification, subsidiaries and other interests, capital structure, corporate authority and approval, governmental filings, reports and financial statements, absence of certain changes, litigation, human resources, compliance with laws, environmental matters, intellectual property, taxes, insurance, brokers and finders, certain business practices and other matters. Intel and Merger Sub have also made certain representations and warranties with respect to corporate existence and power, corporate authority, government filings, brokers and finders, financing and other matters.

     Conduct of Business Pending the Merger. The Company has agreed that, prior to the Merger, unless Intel shall otherwise agree, or as otherwise contemplated in the Merger Agreement: (i) the business of the Company and its subsidiaries will be conducted in the ordinary and usual course; (ii) the Company will not, among other things, (a) sell, pledge or redeem any stock owned by it or any of its subsidiaries (subject to certain exceptions), (b) amend its Articles of Organization or By-laws in a manner adverse to Intel, (c) split, combine or reclassify the outstanding shares of Common Stock, (d) declare, set aside or pay any dividend payable in cash, stock or property with respect to the Common Stock, or (e) adopt a plan of liquidation, dissolution, merger, or consolidation; and (iii) neither the Company nor any of its subsidiaries will, except under certain circumstances as set forth in the Merger Agreement, (a) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class other than shares of

Common Stock issuable pursuant to presently outstanding Options (including under its employee stock purchase plan), (b) transfer property or assets, (c) incur or modify any material indebtedness, (d) assume the obligations of any other person, (e) make any loan to any other person, (f) make any capital or prepaid expenditures in excess of certain limits, (g) change any accounting principles or practices, (h) revalue any material assets, (i) settle or compromise any material claim, (j) make a tax election, (k) take any action which would cause the representations and warranties contained in the Merger Agreement to become untrue, or (l) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing. The Company also agreed to institute certain product return procedures and provide Intel with manufacturing, supplier and other information concerning the business of the Company.

     Conditions to the Merger. The obligation of each of the Company, Intel and Merger Sub to consummate the Merger is subject to the satisfaction or waiver of each of the following conditions: (i) the Merger Agreement and the transactions contemplated thereby shall have been approved and adopted by the vote of the Stockholders holding a majority of the issued and outstanding shares of Common Stock of the Company; (ii) any governmental consents or approvals required to consummate the Merger shall have been obtained, any required governmental filing shall have been made, and any required waiting periods under the HSR Act shall have expired (except as would not have a Company Material Adverse Effect or Parent Material Adverse Effect (each as defined)); and (iii) no statute, rule, regulation, decree, order or injunction shall have been promulgated, enacted, entered or enforced by any governmental agency or authority or court which remains in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger or the transactions contemplated by the Merger Agreement, and no governmental entity shall have instituted any proceeding, or given written notice that it intends to institute any proceeding, seeking an order that restrains, enjoins or otherwise prohibits the consummation of the Merger or the transactions contemplated by the Merger Agreement, which proceeding remains unresolved.

     The obligations of Intel and Merger Sub to effect the Merger are also subject to the following conditions: (i) the representations and warranties of the Company qualified by materiality or a certain dollar threshold shall be true and correct (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and all other representations and warranties of the Company shall be true and correct in all material respects (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as would not have, or could not reasonably be interpreted as reflecting, a Company Material Adverse Effect (as defined); (ii) the Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date; (iii) the Chief Executive Officer of the Company shall have executed and delivered to Intel a certificate, in form reasonably acceptable to Intel, certifying as to the matters set forth in clauses (i) and (ii) above; and
(iv) Intel shall have received an opinion of counsel to the Company dated as of the Effective Time as to the approval and consummation of the Merger.

     The obligations of the Company to complete the Merger are also subject to the following conditions: (i) the representations and warranties of Intel and Merger Sub qualified by materiality shall be true and correct (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and all other representations and warranties of Intel and Merger Sub shall be true and correct in all material respects (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as would not have, or could not reasonably be interpreted as reflecting, a Parent Material Adverse Effect (as defined); (ii) each of Intel and Merger Sub shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date; and
(iii) the President of each of Intel and Merger Sub shall have executed and delivered to the Company a certificate, in form reasonably acceptable to the Company, certifying as to the matters set forth in clauses (i) and (ii) above with respect to Intel or Merger Sub, as the case may be.

     Third Party Acquisition. Pursuant to the Merger Agreement, the Company has agreed that neither it nor any of its subsidiaries, nor any of its or its subsidiaries' employees or directors, shall, and it shall direct and use its best efforts to cause its and its subsidiaries' agents and representatives (including any investment banker and any attorney or accountant retained by it or any of its Subsidiaries (collectively, "Company

Advisers")) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries in respect of, or the making of any proposal for, a Third Party Acquisition (as hereinafter defined). The Company has also agreed that neither it nor any of its subsidiaries, nor any of its or its subsidiaries' employees or directors, shall, and it shall direct and use its best efforts to cause all Company Advisers not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Third Party (as hereinafter defined) relating to the proposal of a Third Party Acquisition, or otherwise facilitate any effort or attempt to make or implement a Third Party Acquisition. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith, after consultation with and advice from a nationally recognized law firm, that failure to do so would be reasonably likely to result in a violation of its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an inquiry, proposal or offer for a Third Party Acquisition which was not solicited subsequent to the date of the Merger Agreement, (i) furnish only such information with respect to the Company to any such person pursuant to a customary confidentiality agreement as was delivered to Intel and (ii) participate in the discussions and negotiations regarding such inquiry, proposal or offer. Nothing contained the Merger Agreement shall prohibit the Company or its Board of Directors from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any proposed Third Party Acquisition, which allows the Company to take certain actions in the event of a tender offer. Pursuant to the Merger Agreement, the Company agreed to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Parties conducted prior to the date of the Merger Agreement with respect to any of the foregoing. The Company also agreed to take the necessary steps to promptly inform all Company Advisers of such obligations.

     The Company has agreed to notify Intel promptly (and in no event later than 24 hours after receipt of a proposal of a Third Party Acquisition) if: (i) any inquiries relating to or proposals for a Third Party Acquisition are received by the Company, any of its subsidiaries or any of the Company Advisers; (ii) any confidential or other non-public information about the Company or any of its subsidiaries is requested from the Company, any of its subsidiaries or any of the Company Advisers in connection with a Third Party Acquisition; or (iii) any negotiations or discussions in connection with a possible Third Party Acquisition are sought to be initiated or continued with the Company, any of its subsidiaries or any of the Company Advisers. Such notice must indicate the principal terms and conditions of any proposals or offers. The Company also agreed to thereafter to keep Intel informed in writing, on a reasonably current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions.

     The Company has agreed that its Board of Directors may not withdraw its recommendation of the Merger or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith, after consultation with and advice from a nationally recognized law firm, that failure to do so would be reasonably likely to result in a violation of its fiduciary duties, the Board of Directors may withdraw its recommendation of the Merger, or approve or recommend or cause the Company to enter into an agreement with respect to a Superior Proposal (as defined below), but in each case only: (i) if the Company has complied with the obligations described in the previous paragraph; (ii) if the Company has provided written notice to Intel (a "Notice of Superior Proposal") advising Intel that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; and (iii) such Superior Proposal does not contain any "right of first refusal" or "right of first offer" in favor of the person making such Superior Proposal. The Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless the Merger Agreement is concurrently terminated by the Company and the Company pays to Intel $5,450,000 and reimburses Intel for its out-of-pocket costs and expenses, as described below under the heading "Termination."

     As used herein, the term "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person other than Intel, Merger Sub or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of 20% or more of the total assets of the Company and its subsidiaries, taken as a whole (other than the purchase of the Company's products in the ordinary course of business); (iii) the acquisition by a Third Party of 20% or more of the outstanding shares of capital stock of the Company; (iv) the adoption by the Company of a plan of partial or complete liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of 20% or more of the outstanding shares of capital stock of the Company; or (vi) the acquisition by the Company or any of its subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 20% of the annual revenues, net income or assets of the Company and its subsidiaries, taken as a whole. A "Superior Proposal" means any bona fide proposal that is not subject to any financing condition to acquire directly or indirectly for consideration consisting of cash and/or securities all of the shares of capital stock of the Company then outstanding or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, and otherwise on terms which the Board of Directors of the Company by a majority vote determines in its good faith judgment (based on consultation with its financial adviser) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal) and more favorable to the Stockholders than the Merger.

     Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after Stockholder approval thereof: (i) by the mutual consent of Intel and the Company; (ii) by either Intel or the Company if (a) a court or government agency has entered an order permanently restraining, enjoining or otherwise prohibiting the Merger and such order has become nonappealable or (b) the Stockholders fail to approve the Merger; (iii) by the Company if (a) prior to the consummation of the Merger, the Company enters into a definitive acquisition agreement with respect to a Superior Proposal and the Company makes the required payment to Intel, as described below, (b) Intel breaches any of the covenants and agreements in the Merger Agreement, such breach is not curable or, if curable, is not cured within 10 days after notice of such breach is given and such breach is likely to have a Parent Material Adverse Effect (as defined), or (c) the Merger is not consummated by March 31, 1999, provided that the failure to consummate the Merger is not proximately contributed to by a material breach of the Merger Agreement by the Company; or (iv) by Intel if (a) the Board of Directors of the Company shall have withdrawn or modified, in a manner adverse to Intel, its approval or recommendation of the Merger Agreement, (b) the Company breaches any of the covenants and agreements in the Merger Agreement, such failure is not cured within 10 days after notice of such breach is given and such breach is likely to have a Company Material Adverse Effect (as defined), or (c) the Merger is not consummated by March 31, 1999, provided that the failure to consummate the Merger is not proximately contributed to by a material breach of the Merger Agreement by Intel.

     If the Merger is terminated and the Merger abandoned pursuant to the terms of the Merger Agreement, the Company has agreed to reimburse Intel for all of its out-of-pocket costs and expenses in connection with the Merger Agreement and the Merger unless: (i) the Merger Agreement has been terminated by mutual consent or by either party as a result of (a) the failure of the Stockholders to approve the Merger or (b) a court or government order permanently restraining, enjoining or otherwise prohibiting the Merger having been entered and having become nonappealable; (ii) the Company has terminated the Merger Agreement as a result of (a) the Merger not having been consummated by March 31, 1999 (other than if such non-consummation was proximately contributed to by a material breach by the Company) or (b) a breach by Intel or Merger Sub that is not curable or, if curable, is not cured within 10 days of notice thereof and which is likely to have a Parent Material Adverse Effect (as defined); or (iii) Intel has terminated the Merger Agreement as a result of the Merger not having been consummated by March 31, 1999 (other than if such non-consummation was proximately contributed to by a material breach of Intel or Merger Sub), provided that the Company has not breached in any material respect its obligations under the Merger Agreement in any manner which proximately contributed to the failure to close the Merger.

     In lieu of any liability or obligation to pay damages (other than the obligation to reimburse Intel for out-of-pocket expenses as described above), if
(i) there is a proposal by a Third Party for a Third Party Acquisition existing at the time of termination of the Merger Agreement by Intel and Merger Sub and
(ii) Intel and Merger Sub terminate the Merger Agreement as a result of the Board of Directors of the

Company withdrawing or adversely modifying its approval or recommendation of the Merger Agreement, the Company has agreed to pay to Intel within two business days after such termination $5,450,000.

     In lieu of any liability or obligation to pay damages (other than the obligation to reimburse Intel for expenses as described above), (i) if there shall not have been a material breach of any representation, warranty, covenant or agreement on the part of Intel or Merger Sub and (ii) the Company shall have terminated the Merger Agreement as a result of entering into a binding written agreement concerning a Superior Proposal after complying with the required procedures in connection therewith, the Company shall pay to Intel concurrently with such termination $5,450,000.

     Amendment and Waiver. The Merger Agreement can only be amended by a written agreement executed by the parties.

     Expenses. Except as described above, each party will bear its own expenses in connection with the Merger. Upon termination of the Merger Agreement, under certain circumstances the Company has agreed to reimburse Intel for its third-party costs and expenses in connection with the Merger.

     Assumption of Options. The Merger Agreement provides that all outstanding options to purchase Common Stock of the Company, most of which currently have an exercise price greater than $6.00 per share, will be assumed by Intel (the "Assumed Options"), other than (i) options outstanding under the Company's 1994 Non-Employee Director Stock Option Plan and other options held by the Company's non-employee directors, which will terminate upon the Merger; unless exercised prior thereto, and (ii) options held by certain of the Company's executive officers and other key employees, who will cancel their existing options and receive new option grants (the "New Options") as described under "INTERESTS OF CERTAIN PERSONS IN THE MERGER." Each Assumed Option will continue to have the same terms and conditions as in effect prior to the Merger, except (i) the number of shares of Intel Common Stock covered by the Assumed Option will equal the number of shares covered by the option immediately prior to the Merger multiplied by the Exchange Ratio (as defined below) and (ii) the option exercise price will equal the exercise price immediately prior to the Merger divided by the Exchange Ratio, provided, that the exercise price of all such Assumed Options shall not be greater than the fair market value of Intel Common Stock on the Closing Date. The "Exchange Ratio" will equal $6.00 divided by the last sale price of Intel Common Stock on the Nasdaq National Market on the trading day immediately preceding the Closing Date. Intel has also agreed to grant new Intel options to Company employees whose employment is continued by Intel after the Merger (the "Post-Closing Options"), provided that the total number of options, taking into account both the Post-Closing Options and the Assumed Options (but excluding the New Options), need not exceed 518,000.

     Certain Employee Arrangements. With respect to employees who receive offers of employment from Intel, Intel agreed, among other things, to offer compensation and benefits substantially equal to similarly situated Intel employees and to give credit for service performed for the Company under vacation, disability and certain other benefit plans. Intel also agreed to implement a special severance program for all Company employees, which will provide a payment equal to six months of base pay to employees who remain employed up to and through the Closing Date and whose employment is terminated by Intel within six months following the Closing Date, other than for cause. In addition, the Company's executive officers and certain other employees entered into arrangements with Intel as described under "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

     Rights Agreement. The Company has amended the Rights Agreement, dated as of September 29, 1995, between the Company and American Stock Transfer and Trust Company (the "Rights Agreement") to provide that the anti-takeover provisions of the Rights Agreement will not be triggered by the Merger Agreement or the Merger.

     Director and Officer Indemnification and Insurance. The Surviving Corporation shall indemnify each current, previous or future director or officer of the Company and its subsidiaries against any costs or expenses incurred in connection with any claim based on, or arising out of, such person's position as an officer or director, to the fullest extent permitted under the Massachusetts BCL and the Company's Articles of Organization, By-laws and other agreements in effect on the date of the Merger Agreement. To the extent such indemnification is not provided by the Surviving Corporation, it shall be provided by Intel, in an amount not to exceed (i) the net worth of the Company as of October 3, 1998, as determined under generally accepted accounting principles consistently applied, less (ii) the amount of costs paid by the Company from and after the date of the Merger Agreement to any indemnified parties or to any third parties, with respect to any claims, actions, suits, proceedings or investigations relating to or arising out of the conduct of any of the indemnified parties.

     Intel and the Surviving Corporation also agreed to maintain for six years following the consummation of the Merger directors' and officers' liability insurance for the benefit of the directors and officers for the Company and its subsidiaries, so long as the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date of the Merger Agreement (the "Current Premium"); provided, however, that if the existing insurance expires, is terminated or cancelled during such six-year period, the Surviving Corporation will obtain as much insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium; provided further, that, in lieu of maintaining such existing insurance as provided above, Intel may cause coverage to be provided under any policy maintained for the benefit of Intel or any of its subsidiaries, so long as the terms are no less advantageous to the intended beneficiaries thereof than the existing insurance. In lieu of the purchase of such insurance by Intel or the Surviving Corporation, the Company may purchase a six-year extended reporting period endorsement ("reporting tail coverage") under its existing directors' and liability insurance coverage, provided that the total cost of the reporting tail coverage shall not exceed $400,000, and provided that such reporting tail coverage shall extend the director and officer liability coverage in force as of the date of the Merger Agreement for a period of six years from the Effective Time for any claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving wrongful acts or omissions occurring on or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the Merger and any and all related transactions or related events.

     From and after the Effective Time, Intel has agreed that the Surviving Corporation will fulfill the obligations of the Company pursuant to the Company's Articles of Organization, By-laws and any indemnification agreement between the Company and any of the Company's directors and officers existing and in force as of the Effective Time. The indemnification obligations set forth in the Company's Articles of Organization and By-laws, in each case as of the date of the Merger Agreement, will survive the Merger and, subject to certain exceptions, may not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would materially adversely affect the rights thereunder of the indemnified parties.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The Company's three executive officers other than Mr. Zucco and seven other employees (collectively, the "Key Employees") are each parties to individual Severance Agreements with the Company and Intel, dated October 16, 1998, pursuant to which the Key Employees will be paid a lump sum cash payment equal to 100% of his or her annual compensation in the event that he or she is terminated without cause (as defined therein) within 24 months after the effective date of the Merger (or longer in certain cases). These Severance Agreements supersede severance arrangements previously in effect between the Company and the Key Employees.

     Under the Merger Agreement, all outstanding options to purchase Common Stock of the Company, most of which currently have an exercise price greater than $6.00 per share, will be assumed by Intel, other than (i) options outstanding under the Company's 1994 Non-Employee Director Stock Option Plan and other options held by the Company's non-employee directors, which will terminate upon the Merger, unless exercised prior thereto, and (ii) options held by the Key Employees, who will cancel their existing options and receive New Options. The exercise price of the Assumed Options shall not be greater than the fair market value of Intel Common Stock on the Closing Date. Intel has also agreed to grant Post-Closing Options to Company employees whose employment is continued by Intel after the Merger, provided that the total number of options, taking into account both the Post-Closing Options and the Assumed Options (but excluding the New Options), need not exceed 518,000. See "THE MERGER AGREEMENT -- Assumption of Options" for a description of the terms of the Assumed Options.

     At the Closing, the options to purchase shares of Common Stock held by the Key Employees (the "Old Options"), covering an aggregate of approximately 1,447,000 shares of Common Stock with a weighted average exercise price of $9.32 per share, will be cancelled, and such Key Employees will receive New Options covering an aggregate of 92,300 shares of Intel Common Stock. The exercise price of the New Options will equal the fair market value of the Intel Common Stock on the Closing Date. One-half of the New Options will vest over a five-year period beginning on the first anniversary of the Closing, and the balance of the New Options will vest approximately in accordance with the vesting schedule of the Old Options. Of the New Options, 14,000 will be granted to Mr. Cirrone; 15,000 to Mr. Duffy; and 11,000 to Mr. Finucane.

     Mr. Zucco has agreed to be engaged as a consultant to Intel for a period of three months following the Closing at a monthly consulting fee of $100,000. Mr. Zucco has agreed to the cancellation of all of his outstanding options to purchase Common Stock of the Company at the Closing. In exchange therefor, he will be granted stock appreciation rights with respect to any increase in the value of 10,484 shares of Intel Common Stock above the fair market value of Intel Common Stock on such date. These rights shall vest on the date that is three months after the Closing if Mr. Zucco remains a consultant with Intel through such date, and may be exercised until 90 days after the termination of his consultancy. Intel has also agreed to maintain Mr. Zucco's life insurance benefits until 12 months after he ceases to be a consultant to Intel.

     Pursuant to the Merger Agreement, all options granted to members of the Board of Directors of the Company under the Company's 1994 Non-Employee Director Stock Option Plan will terminate upon the Merger, unless exercised prior thereto. In addition, the Company's non-employee directors who hold additional options have agreed that such options will terminate upon the Merger, unless exercised prior thereto.

     The Key Employees who have accepted employment with Intel following the Merger will be paid transition bonuses. Such transition bonuses will be paid by Intel in two annual installments beginning on the first anniversary of the Closing Date, subject to continued employment of the Key Employee by Intel through such date. The transition bonuses to be paid to Messrs. Cirrone, Duffy and Finucane will each be $120,000.

     The Merger Agreement provides that each current, previous or future director and officer of the Company shall be indemnified against any costs or expenses incurred in connection with any claim based on, or arising from, such person's position as a director or officer. In addition, Intel has agreed to maintain directors' and officers' liability insurance for the benefit of such individuals for a period of six years following the Merger. See "THE MERGER AGREEMENT -- Director and Officer Indemnification and Insurance."

     Mr. David B. Yoffie is a member of the Board of Directors of each of the Company and Intel. Mr. Yoffie did not participate in the meetings of the Board of Directors of the Company or Intel held to consider the Merger.

     Certain members of the Company's Board of Directors owned shares of Intel common stock as of October 31, 1998, as follows: a trust of which Richard J. Egan is a trustee and beneficiary owned 37,592 shares; Michael E. Lehman owned 224 shares; and David B. Yoffie owned 1,600 shares and options to purchase 95,000 shares. Certain members of the Board are also stockholders, directors or officers of corporations that may from time to time directly or indirectly hold shares of Intel or engage in transactions with Intel.

                              REGULATORY APPROVAL

     The HSR Act provides that certain acquisition transactions (including the Merger) may not be consummated until notifications and certain information have been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. Under the provisions of the HSR Act applicable to the Merger, the Merger may be consummated only following the expiration of a 30-calendar day waiting period, unless extended by a formal request for additional information or documents. The 30-day period began on November 10, 1998 with the filing by the Company and Intel of the required Notification and Report Forms. Early termination of the waiting period with respect to the Merger was granted by the FTC, on behalf of itself and the Antitrust Division, on November 27, 1998. At any time before or after the consummation of the Merger, the Antitrust Division, the FTC or another third party could seek to enjoin or rescind the Merger on antitrust grounds. In addition, at any time before or after the consummation of the Merger, and notwithstanding that the waiting period under the HSR Act may have expired, any state could take such action under state antitrust laws as it deems necessary or desirable in the public interest. Private parties may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result thereof.

                        TAX CONSEQUENCES TO STOCKHOLDERS

     The following is a summary of the material United States income tax consequences of the Merger to Stockholders.

     The receipt of cash in exchange for Common Stock pursuant to the Merger or pursuant to the exercise of dissenters' appraisal rights will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. A Stockholder will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between such Stockholder's adjusted tax basis in such Stockholder's Common Stock and the cash received by such Stockholder (sec.1001(a) of the Internal Revenue Code of 1986, as amended (the "Code")). Such gain or loss will be a capital gain or loss if such Common Stock is held as a capital asset and will be long-term capital gain or loss if such Common Stock has been held for more than one year (sec.1222(3) of the Code).

     The receipt of consideration pursuant to the Merger or the exercise of dissenters' appraisal rights may be subject, under certain circumstances, to "backup withholding" at a 31% rate (sec.3406 of the Code). This backup withholding generally applies only if the Stockholder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN") within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN,
(iii) is notified by the Internal Revenue Service that he or she has failed to report properly interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the correct number and that he or she is not subject to backup withholding.

     The foregoing discussion may not apply to Stockholders who acquired their Common Stock pursuant to the exercise of employee stock options or other compensation arrangements with the Company, who are not citizens or residents of the United States or who are otherwise subject to special tax treatment. EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

                                APPRAISAL RIGHTS

     Pursuant to Massachusetts law, Stockholders have the right to object to the Merger and, if the Merger is consummated, to be paid the "fair value" of their shares of Common Stock determined as of the day preceding the date of the vote of the Stockholders approving the Merger (without taking into account any element of value arising from the expectation or accomplishment of the Merger). Any Stockholders desiring to exercise such dissenters' appraisal rights will have the respective rights and duties, and must follow the procedures, set forth in Sections 85 to 98, inclusive, of the Massachusetts BCL in order to perfect such rights. A brief summary of Sections 85 to 98, inclusive, of the Massachusetts BCL is set forth below. The following summary does not purport to be a complete statement of the procedures to be followed by Stockholders desiring to exercise their dissenting appraisal rights and is qualified in its entirety by express reference to those sections, the full text of which is attached hereto as Annex C. STOCKHOLDERS ARE URGED TO READ

ANNEX C IN ITS ENTIRETY SINCE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH THEREIN MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS.

     To exercise dissenters' appraisal rights under Massachusetts law, a Stockholder must (i) deliver to the Company, before the Stockholder vote on the Merger, a written objection to the Merger stating that such Stockholder objects to the Merger and intends to demand payment for his or her shares if the Merger is approved and consummated through the exercise of statutory appraisal rights,
(ii) not vote his or her shares in favor of or consent to the approval of the Merger and (iii) within 20 days after the date of mailing to such Stockholder of a written notice that the Merger has become effective (which is required to be mailed by the Company to each Stockholder who has met the requirements of (i) and (ii) within ten days following the Merger), make written demand upon the Company for payment of his or her shares and an appraisal of the value thereof. A Stockholder who fails to satisfy all of the conditions set forth above will acquire no right to payment for such Stockholder's shares other than the consideration to be paid in the Merger as described in more detail under "THE MERGER AGREEMENT -- The Merger." Signed proxies returned to the Company but left blank will be voted in favor of the Merger; therefore, in order to be assured that shares are not voted in favor of the Merger, a Stockholder must either vote in person or by proxy against the Merger or abstain from voting. Failure to vote against the Merger will not constitute a waiver of appraisal rights, but voting against the Merger will not by itself satisfy the obligations of a Stockholder described in clauses (i) and (iii) above. The written objection described in clause (i), and the demand in clause (iii), above must be sent to the Company at 28 Crosby Drive, Bedford, Massachusetts 01730, Attention: Clerk within the time periods set forth above.

     If, following the Merger, a Stockholder perfects a demand for payment of his or her shares as provided above, and if the Company and such dissenting Stockholder are able to reach agreement on the fair value of the shares, the Company will pay to the dissenting Stockholder the fair value of such shares of the Common Stock, as the case may be, within 30 days after the expiration of the period during which the demand may be made. If within the 30-day period the parties fail to agree as to the fair value of such shares, either the Company or the dissenting Stockholder may have the fair value of the stock of all dissenting Stockholders determined by judicial proceedings by filing a bill in equity in the Massachusetts Superior Court for Middlesex County within four months after the 30-day period expires. While Massachusetts courts have broad discretion in determining fair value of stock of dissenting stockholders, Massachusetts courts have generally used a weighted average of the market, earnings and asset values for the stock. The Massachusetts Supreme Judicial Court has recently held that such method is an appropriate, but not mandated, approach to determining the fair value of stock of dissenting stockholders, and that such valuation is within the discretion of the trial judge. Interest shall be paid by the Company on any award determined by the Court from the date of the vote of the Stockholders approving the Merger. If (i) no suit is filed within four months to determine the value of the stock, (ii) any such suit is dismissed as to that Stockholder or (iii) the Stockholder withdraws his, her or its objection in writing with the written approval of the Company, the Stockholder will have only the rights of a nondissenting Stockholder to receive the Merger Consideration. After the Special Meeting, a dissenting Stockholder will not be entitled to notices of meetings of stockholders, to vote at any such meeting or to receive dividends or other distributions on the Common Stock.

     Under Massachusetts statutory law, the enforcement by a dissenting Stockholder of such Stockholder's right to receive payment for his or her shares in the manner provided by Sections 85 through 98, inclusive, of the Massachusetts BCL is stated to be the exclusive remedy of a Stockholder objecting to the Merger, except upon the grounds that consummation of the Merger will be or is illegal or fraudulent as to such Stockholder. The Massachusetts Supreme Judicial Court, however, has held that dissenting Stockholders are not limited to the statutory remedy of judicial appraisal in cases where violations of fiduciary duty are found.

     Stockholders who receive cash for their shares of Common Stock upon exercise of dissenters' appraisal rights will generally realize taxable gain or loss. See "TAX CONSEQUENCES TO STOCKHOLDERS."

     The foregoing is a summary of certain of the provisions of Sections 85 to 98, inclusive, of the Massachusetts BCL and is qualified in its entirety by reference to the full text of such sections, a copy of which is attached hereto as Annex C.

                               CERTAIN LITIGATION


     The Company is a defendant in Lirette, et al. v. Shiva Corporation, et al., Civil Action No. 97-11159-WGY, a purported class action complaint filed against the Company, Frank Ingari, Cynthia Deysher and David Cole, in the United States District Court for the District of Massachusetts on May 21, 1997. This claim was dismissed on November 19, 1998. The Company is also a defendant in Abraham Schwartz and Norman Marcus v. Shiva Corporation, Case No. BC164278, a purported class action complaint filed against the Company in the Superior Court of the State of California for the County of Los Angeles on January 17, 1997. The currently operative complaint contains claims for common law negligent misrepresentation, common law fraud and deceit and statutory fraud in violation of California Civil Code sec.sec.1709-10 in connection with certain public disclosures made by the Company. The complaint seeks damages, interest, fees and expenses, including punitive damages and treble damages and is currently in discovery. The Company and the plaintiffs agreed as of January 6, 1999 to settle the foregoing claims, subject to court approval.


     The Company and its directors are defendants in six identical purported class action complaints filed in the Middlesex Superior Court Department of the Trial Court of the Commonwealth of Massachusetts: (i) Fredric C. Stein and Theodore Kaplan v. James Zucco, Jr., David B. Yoffie, Richard J. Egan, Michael
E. Lehman, Paul O'Brien, Henry F. McCance, David Cole, Carol Herod Sharer and Shiva Corporation, Civil Action No. 98-5613; (ii) Mark and David Debora v. James Zucco, Jr., David B. Yoffie, Richard J. Egan, Michael E. Lehman, Paul O'Brien, Henry F. McCance, David Cole, Carol Herod Sharer and Shiva Corporation, Civil Action No. 98-5734; (iii) Mark A. Forte and Edward Pekarek v. James Zucco, Jr., David B. Yoffie, Richard J. Egan, Michael E. Lehman, Paul O'Brien, Henry F. McCance, David Cole, Carol Herod Sharer and Shiva Corporation, Civil Action No. 98-5710; (iv) Ludwig Mosberg v. James Zucco, Jr., David B. Yoffie, Richard J. Egan, Michael E. Lehman, Paul O'Brien, Henry F. McCance, David Cole, Carol Herod Sharer and Shiva Corporation, Civil Action No. 98-5733; (v) James Hoffey v. James Zucco, Jr., David B. Yoffie, Richard J. Egan, Michael E. Lehman, Paul O'Brien, Henry McCance, David Cole, Carol Herod Sharer and Shiva Corporation, Civil Action No. 98-5709; (vi) Charles Tomeo v. James Zucco, Jr., David B. Yoffie, Richard J. Egan, Michael E. Lehman, Paul O'Brien, Henry F. McCance, David Cole, Carol Herod Sharer and Shiva Corporation, Civil Action No. 98-5795.


     Counsel for plaintiffs in these actions have moved to consolidate the above-referenced actions with a seventh action: Alex Sicherman v. James Zucco, Jr., Richard J. Egan, Michael E. Lehman, Paul O'Brien, Henry F. McCance, David Cole, Carol Herod Sharer, and Shiva Corporation, Civil Action No. 98-8095. The complaint in the seventh action will govern all of the actions. By agreement with plaintiffs, the defendants have not responded to any of the original six complaints. The Sicherman complaint differs from the six already on file in some respects, including that Mr. Yoffie is not named as a defendant in the consolidated action.



     In the Sicherman complaint, plaintiffs claim that the proposed Merger is not in the best interests of stockholders because plaintiffs assert that the price Intel has agreed to pay is unfair and inadequate. Plaintiffs assert that Shiva's directors breached their fiduciary duties, and duties of care and loyalty, by causing Shiva to enter into the Merger Agreement.



     In general, plaintiffs claim that the price Intel has agreed to pay for the Company's shares is inadequate given plaintiffs' belief that the Company is poised for growth in the future. Plaintiffs claim that the Company has successfully repositioned itself as a provider of VPN products, and that the price Intel has offered to pay is insufficient given plaintiffs' view of the Company's future potential. Plaintiffs claim that the market price of Shiva common stock was depressed prior to the Merger Agreement by general market conditions, and by restructuring and non-recurring charges from which Shiva is now positioned to benefit. Plaintiffs also claim that the price Intel has offered to pay is unfair because the Company has a strong balance sheet, and more than a third of Intel's proposed $6 per share offer allegedly could be paid from the Company's liquid assets and unused lines of credit, and Shiva possesses net operating loss carry forwards plaintiffs claim will benefit Intel. Plaintiffs calculate that the Company's balance sheet includes cash and cash equivalents in excess of $2.24 per share, and that the net operating loss carry forwards are worth at least $1 per share. Plaintiffs assert that the balance of the purchase price offered by Intel is less than the $4.80 of revenues per share recorded by the Company in the prior four quarters. Plaintiffs also claim that stock market analysts, as late as July 24, 1998, issued reports suggesting that the Company's stock price would rise in 1999, including a report by a Lazard Freres analyst suggesting a year-end 1999 price target of $17. Lazard Freres served as financial advisor to the Company's Board of Directors in connection with the Merger Agreement.



     Plaintiffs claim that before entering into the Merger Agreement the Company's directors did not adequately shop the Company, conduct an auction, or conduct a market check to test the fairness of Intel's offer. Plaintiffs assert that the provision of the Merger Agreement preventing the Company from soliciting bids from other companies but allowing the Company to accept unsolicited superior bids, and the provision requiring the Company to pay Intel $5,450,000 if a superior competing offer is accepted, foreclose an auction of the Company.


     Plaintiffs also assert that certain of the Company's directors have financial interests in the proposed merger or close personal or business ties to Intel that precluded them from negotiating an appropriate price for the Company's stockholders. These interests include the following allegations:

     (a) Plaintiffs allege that Mr. Zucco, the Company's President, Chief Executive Officer and Chairman of the Board, has options to purchase 400,000 shares of Company stock that are now underwater (i.e., the option price of Mr. Zucco's Company options is greater than the Intel offering price for the Company's stock), but that as a result of the Merger Mr. Zucco's Company options will be converted into valuable options for Intel stock.

     (b) Plaintiffs allege that Mr. Egan, an outside director of the Company and the Chairman of EMC Corporation, had personal and financial interests in conflict of those of the Company's stockholders because: (i) he worked for Intel before founding EMC in 1979; (ii) because EMC used to sell Intel products and Intel now buys EMC products; (iii) because EMC, Intel and two other large computer-industry companies are working together on developing a database infrastructure for central storage of corporate information, and (iv) because Mr. Egan is a personal friend of Intel's Chairman.

     (c) Plaintiffs allege that Mr. Lehman, an outside director of the Company and Chief Financial Officer of Sun Microsystems, Inc., had financial interests in conflict with the Company's stockholders because Sun and Intel do business together.

     (d) Plaintiffs allege that Mr. O'Brien, an outside director of the Company and Chairman of View Tech Inc., had financial interests in conflict with the Company's stockholders because View Tech agreed in August 1998 to sell an Intel product, a conference room workstation combining video conferencing, Internet access, corporate network access and PC applications.

     (e) Plaintiffs allege that Mr. McCance, a former outside director of the Company and President of a venture capital firm, Greylock Management Corp., has financial interest in conflict with the Company's stockholders because: (i) both Greylock and Intel invested in Red Hat Software Inc. in October 1995; (ii) both Greylock and Intel allegedly have also invested in other computer companies, including Wildfire Communications, Inc.; and (iii) Greylock allegedly has substantial investments in computer companies for which Intel is an important customer, including Narrative Communications.

     (f) Plaintiffs note that Mr. Yoffie is an outside director of both the Company and Intel.

     The Company believes the Plaintiffs' claims are without merit.


     The Company is unable to determine at this time the potential liability, if any, of any of these actions. Accordingly, no provision has been made in the consolidated financial statements incorporated by reference in this Proxy Statement for these claims. It is possible that the Company could incur a material loss related to these actions in the future.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     Set forth below is certain selected historical consolidated financial information of the Company. The selected financial information for each year in the five-year period ended January 3, 1998, and as of the end of each fiscal year in such five-year period, included in the following table, have been derived from the Company's consolidated financial statements, audited by PricewaterhouseCoopers LLP, independent certified public accountants. The financial data as of and for the nine months ended October 3, 1998 and September 27, 1997 were derived from the Company's unaudited quarterly financial statements, which in the opinion of the Company's management, reflect all adjustments necessary for a fair presentation of such data. The data for the nine months ended October 3, 1998 and September 27, 1997 are not necessarily indicative of results of operations for the entire year. The selected financial data presented in the table should be read in conjunction with the consolidated financial statements, related notes and other financial information included herein or incorporated herein by reference. All data are in thousands except per share information.


                                    NINE MONTHS ENDED
                                --------------------------                      FISCAL YEARS
                                OCTOBER 3,   SEPTEMBER 27,   --------------------------------------------------
                                   1998          1997          1997       1996       1995      1994      1993
                                ----------   -------------   --------   --------   --------   -------   -------
                                       (UNAUDITED)
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Total Revenues................   $108,017      $106,478      $144,329   $200,119   $118,581   $81,058   $61,262
Operating Income (Loss).......    (21,754)      (21,034)      (25,535)    22,682     (4,040)    3,859     1,764
Income (Loss) before Income
  Taxes.......................    (17,800)      (18,541)      (22,013)    26,026     (2,466)    2,961       716
Income Tax Provision
  (Benefit)...................     (5,696)       (7,045)       (8,366)     9,185      2,386       921       300
Net Income (Loss).............    (12,104)      (11,496)      (13,647)    16,841     (4,852)    2,040       416
Net Income (Loss) per Share --
  Basic.......................      (0.40)        (0.39)        (0.47)      0.59      (0.19)     0.16      0.04
Net Income (Loss) per Share --
  Diluted.....................      (0.40)        (0.39)        (0.47)      0.54      (0.19)     0.10      0.03

BALANCE SHEET DATA
Total Assets..................    175,668       185,937       182,246    198,050    150,123    72,559    29,514
Working Capital...............     66,752       114,734       108,314    130,464    109,376    38,307     1,252
Long-term Obligations.........         --            --            --        122        452     4,037     3,418
Stockholders' Equity..........    134,807       147,709       145,944    156,834    122,904    44,114     6,072


                          MARKET PRICES AND DIVIDENDS


     The Common Stock is traded on the Nasdaq National Market under the symbol "SHVA." On October 16, 1998, the date preceding public announcement of the signing of the Merger Agreement, the high, low and closing sales prices of a share of Common Stock reported on the Nasdaq National Market were $4.50, $3.91 and $4.25, respectively. On January 14, 1999, the latest practicable trading day before the printing of this Proxy Statement, the high, low and closing sales prices of a share of Common Stock reported on the Nasdaq National Market were $5.75, $5.69 and $5.69, respectively. The Company has never paid any cash dividends on the Common Stock and does not anticipate paying any cash dividends in the foreseeable future. The following table sets forth, for the fiscal periods indicated, the high and low sales prices per share of the Common Stock as reported on the Nasdaq National Market:



FISCAL YEAR ENDED DECEMBER 28, 1996                            HIGH       LOW
                                                              ------    ------
First Quarter...............................................  $48.13    $25.13
Second Quarter..............................................   87.25     44.38
Third Quarter...............................................   85.88     41.25
Fourth Quarter..............................................   60.00     34.88

FISCAL YEAR ENDED JANUARY 3, 1998                              HIGH       LOW
                                                              ------    ------
First Quarter...............................................  $36.75    $11.63
Second Quarter..............................................   13.88      8.25
Third Quarter...............................................   16.44     10.06
Fourth Quarter..............................................   14.69      8.06

FISCAL YEAR ENDED JANUARY 2, 1999                              HIGH       LOW
                                                              ------    ------
First Quarter...............................................  $14.38    $ 8.81
Second Quarter..............................................   11.94      8.09
Third Quarter...............................................    8.94      3.50
Fourth Quarter..............................................    6.00      2.75

FISCAL YEAR ENDING JANUARY 1, 2000                             HIGH       LOW
                                                              ------    ------
First Quarter (through January 14, 1999)....................  $ 5.81    $ 5.66


                             CERTAIN PER SHARE DATA


     The following table sets forth certain loss, book value and dividend per share data for the Company. The information below should be read in conjunction with the historical consolidated financial statements of the Company, including the notes thereto, which are incorporated herein by reference.



                                                    FISCAL YEAR ENDED   NINE MONTHS ENDED
                                                     JANUARY 3, 1998     OCTOBER 3, 1998
                                                    -----------------   -----------------
Loss per share....................................       $(0.47)             $(0.40)
Book value per share at period end................       $ 4.93              $ 4.42
Cash dividends declared...........................           --                  --

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information as of September 30, 1998 with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and its three other executive officers and (iv) all directors and executive officers of the Company as a group. To the knowledge of the Company, the beneficial owners listed have sole voting and investment power (subject to community property laws where applicable) as to all of the shares beneficially owned by them.

                                                                 AMOUNT AND NATURE
                                                              OF BENEFICIAL OWNERSHIP
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
NAME OF BENEFICIAL OWNER                                       SHARES        CLASS
------------------------                                      ---------    ----------
James L. Zucco, Jr..........................................   262,500(1)       *
Richard J. Egan.............................................     8,250(2)       *
Michael E. Lehman...........................................         0          *
Paul C. O'Brien.............................................    34,250(3)       *
Carol Herod Sharer..........................................         0          *
David B. Yoffie.............................................         0          *
Michael J. Duffy............................................    98,438(4)       *
James F. Finucane...........................................    85,938(5)       *
Robert P. Cirrone...........................................    68,750(6)       *
All executive officers and directors, as a group
(9 persons).................................................   558,126(7)     1.8%

---------------
 *  Less than 1%
(1) Consists of 262,500 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days after September 30, 1998.
(2) Consists of 8,250 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days after September 30, 1998.
(3) Includes 30,250 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days after September 30, 1998.
(4) Consists of 98,438 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days after September 30, 1998.
(5) Consists of 85,938 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days after September 30, 1998.
(6) Consists of 68,750 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days after September 30, 1998.
(7) Consists of 554,126 shares issuable pursuant to options that are currently exercisable or will become exercisable within 60 days after September 30, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Information may be obtained on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Company is required to file electronic versions of these documents through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission also maintains a World Wide Web site at http://www.sec.gov. that contains reports and other information regarding registrants that file electronically with the Commission. The Common Stock is traded on the Nasdaq National Market under the symbol "SHVA."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated into this Proxy Statement by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998;

      2.  The Company's Current Report on Form 8-K, dated March 26, 1998;

      3. The Company's Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended January 3, 1998;

      4. The Company's Definitive Schedule 14A for the Company's 1998 Annual Meeting of Stockholders;

      5. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 1998;

      6. The Company's Amendment No. 1 to Current Report on Form 8-K/A dated March 26, 1998;

      7. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 1998;


      8.  The Company's Current Report on Form 8-K, dated October 19, 1998;



      9. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 3, 1998;



     10. The Company's Amendment No. 1 to Quarterly Report on Form 10-Q/A for the fiscal quarter ended April 4, 1998;



     11. The Company's Amendment No. 1 to Quarterly Report on Form 10-Q/A for the fiscal quarter ended July 4, 1998; and



     12. The Company's Amendment No. 1 to Quarterly Report on Form 10-Q/A for the fiscal quarter ended October 3, 1998.


     All documents or reports subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part of this Proxy Statement from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The Company will provide without charge to any person to whom this Proxy Statement is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be addressed to the Investor Relations Department of the Company, 28 Crosby Drive, Bedford, Massachusetts 01730, (telephone: (781) 687-1000). To assure timely delivery of such documents, requests for such documents should be made no later than February 12, 1999.


                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements and schedules of the Company and its subsidiaries as of January 3, 1998 and December 28, 1996 and for each of the years in the three-year period ended January 3, 1998 that are incorporated by reference in this Proxy Statement have been audited by PricewaterhouseCoopers LLP, independent accountants, and incorporated by reference herein in reliance upon the report of PricewaterhouseCoopers LLP, incorporated by reference herein. The financial statements of AirSoft, Inc. for the year ended December 31, 1995 that are incorporated by reference in this Proxy Statement have been audited by Deloitte & Touche LLP, independent auditors, and incorporated by reference herein in reliance upon the report of Deloitte & Touche LLP, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of Isolation Systems Limited as of August 31, 1997 and 1996, and for the years then ended, that are incorporated by reference in this Proxy Statement have been audited by KPMG, independent auditors, and incorporated by reference herein in reliance upon the report of KPMG, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     PricewaterhouseCoopers LLP serves as the Company's independent accountants. A representative of PricewaterhouseCoopers LLP is expected to be at the Special Meeting to answer questions by Stockholders and will have the opportunity to make a statement if so desired.

                             STOCKHOLDER PROPOSALS


     Pursuant to the Company's By-laws, stockholder proposals for the Special Meeting must be received by the Clerk of the Company at the principal offices of the Company by no later than February 1, 1999. Any stockholder proposal must also comply with the other applicable provisions of the Company's Articles of Organization and By-laws, as well as the Exchange Act. No stockholder proposal will be considered at the Special Meeting unless it is presented in accordance with the foregoing requirements.


     The Company will hold a 1999 Annual Meeting of Stockholders (the "1999 Annual Meeting") if the Merger is not consummated prior thereto. As set forth in the Company's Proxy Statement for its 1998 Annual Meeting of Stockholders, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy materials for its 1999 Annual Meeting must have been received by the Clerk of the Company at the principal offices of the Company no later than December 4, 1998. In addition, the Company's By-laws require that the Company be given advance notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to the Clerk of the Company at the principal offices of the Company, and received not less than 60 days nor more than 90 days prior to the 1999 Annual Meeting; provided however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination or other proposal shall have been mailed or delivered to the Clerk not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure made, whichever occurs first. The 1999 Annual Meeting is currently expected to be held on June 3, 1999 (if the Merger is not consummated prior to such date). Assuming that this date does not change, in order to comply with the time periods set forth in the Company's By-laws, appropriate notice would need to be provided no earlier than March 5, 1999 and no later than April 5, 1999. The advance notice provisions of the

Company's By-laws supersede the notice requirements contained in recent amendments to Rule 14a-4 under the Exchange Act.

                                 OTHER MATTERS

     The Board of Directors of the Company does not intend to bring any other matters before the Special Meeting and as of the date hereof does not know of any other matters that may be brought before the Special Meeting by others. If any other matter should properly come before the Special Meeting, the persons named in the enclosed proxy as proxy appointees will have discretionary authority to vote the shares of Common Stock thereby represented in accordance with their best judgment.


                                          By Order of the Board of Directors,



                                          /s/ M. Elizabeth Potthoff
                                          --------------------------------
                                          M. Elizabeth Potthoff
                                          Clerk


January 22, 1999

                                                                         ANNEX A
                                                              TO PROXY STATEMENT











                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                               SHIVA CORPORATION,

                               INTEL CORPORATION

                                      AND

                          INTEL NETWORKS, INCORPORATED

                          DATED AS OF OCTOBER 19, 1998

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----

                                ARTICLE I

                   THE MERGER; CLOSING; EFFECTIVE TIME

 1.1.  The Merger..................................................    1
 1.2.  Closing.....................................................    1
 1.3.  Effective Time..............................................    1

                                  ARTICLE II

                     ARTICLES OF ORGANIZATION AND BY-LAWS
                        OF THE SURVIVING CORPORATION;
             OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

 2.1.  Articles of Organization....................................    2
 2.2.  By-laws.....................................................    2
 2.3.  Directors...................................................    2
 2.4.  Officers....................................................    2

                                 ARTICLE III

              CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

 3.1.  Conversion or Cancellation of Shares........................    2
 3.2.  Payment for Shares..........................................    2
 3.3.  Dissenters' Rights..........................................    3
 3.4.  Transfer of Shares After the Effective Time.................    3
 3.5.  Lost, Stolen or Destroyed Certificates......................    3

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

 4.1.  Representations and Warranties of the Company...............    4
       (a) Organization, Good Standing, Corporate Power and
           Qualification; Subsidiaries and Other Interests.........    4
       (b) Capital Structure.......................................    4
       (c) Corporate Authority and Approval........................    5
       (d) Governmental Filings; No Violations.....................    6
       (e) Company Reports; Financial Statements...................    6
       (f) Absence of Certain Changes..............................    7
       (g) Litigation..............................................    8
       (h) Human Resources.........................................    8
       (i) Compliance with Laws....................................    8
       (j) Environmental Matters...................................    8
       (k) Intellectual Property...................................    9
       (l) Taxes...................................................   10
       (m) Insurance...............................................   10
       (n) Brokers and Finders.....................................   11
       (o) Certain Business Practices..............................   11
 4.2.  Representations and Warranties of Parent and Merger Sub.....   11
       (a) Organization, Good Standing and Qualification...........   11
       (b) Ownership of Merger Sub.................................   11

                                                                     PAGE
                                                                     ----

       (c) Corporate Authority.....................................   11
       (d) Governmental Filings; No Violations.....................   11
       (e) Brokers and Finders.....................................   12
       (f) Financing...............................................   12

                                  ARTICLE V

                                  COVENANTS

 5.1.  Interim Operations..........................................   12
 5.2.  Third Party Acquisitions....................................   13
 5.3.  Stockholder Approval........................................   15
 5.4.  Access......................................................   15
 5.5.  Publicity...................................................   16
 5.6.  Status of Company Employees; Company Stock Options;
       Employee Benefits...........................................   16
 5.7.  Expenses....................................................   16
 5.8.  Indemnification; Directors' and Officers' Insurance.........   16
 5.9.  Rights Agreement............................................   18
5.10.  Product Return Procedures...................................   18
5.11.  Manufacturing Costs and Supplies Verified...................   18
5.12.  Further Assurances..........................................   18

                                  ARTICLE VI

                                  CONDITIONS

 6.1.  Conditions to Each Party's Obligation to Effect Merger......   18
       (a) Stockholder Approval....................................   18
       (b) Regulatory Consents.....................................   18
       (c) Litigation..............................................   19
 6.2.  Conditions to Obligations of Parent and Merger Sub..........   19
       (a) Representations and Warranties..........................   19
       (b) Performance of Obligations of the Company...............   19
       (c) Officer's Certificate...................................   19
       (d) Opinion of Counsel......................................   19
 6.3.  Conditions to Obligations of the Company....................   19
       (a) Representations and Warranties..........................   19
       (b) Performance of Obligations of Parent and Merger Sub.....   20
       (c) Officer's Certificate...................................   20

                                 ARTICLE VII

                                 TERMINATION

 7.1.  Termination by Mutual Consent...............................   20
 7.2.  Termination by Either Parent or the Company.................   20
 7.3.  Termination by the Company..................................   20
 7.4.  Termination by Parent and Merger Sub........................   20
 7.5.  Effect of Termination and Abandonment.......................   21
 7.6.  Procedure for Termination...................................   21

                                                                     PAGE
                                                                     ----

                                 ARTICLE VIII

                                MISCELLANEOUS

 8.1.  Survival....................................................   21
 8.2.  Certain Definitions.........................................   22
 8.3.  No Personal Liability.......................................   23
 8.4.  Modification or Amendment...................................   23
 8.5.  Waiver of Conditions........................................   23
 8.6.  Counterparts................................................   23
 8.7.  Governing Law and Venue; Waiver of Jury Trial...............   23
 8.8.  Notices.....................................................   24
 8.9.  Entire Agreement............................................   25
8.10.  No Third Party Beneficiaries................................   25
8.11.  Obligations of the Company and Surviving Corporation........   25
8.12.  Severability................................................   25
8.13.  Interpretation..............................................   25
8.14.  Assignment..................................................   25


                                    ANNEX A
                             Human Resources Rider

                                    ANNEX B
                         Amendment to Rights Agreements

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of October 19, 1998, among SHIVA CORPORATION, a Massachusetts corporation (the "Company"), INTEL CORPORATION, a Delaware corporation ("Parent"), and INTEL NETWORKS, INCORPORATED, a Massachusetts corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub," with the Company and Merger Sub sometimes being hereinafter together referred to as the "Constituent Corporations"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in Section 8.2 of this Agreement.

                                    RECITALS

     WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have determined that it is in the best interests of their respective stockholders for Parent to acquire the Company;

     WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the promises, and of the representations, warranties, covenants and agreements, contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                      THE MERGER; CLOSING; EFFECTIVE TIME

     1.1. The Merger. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Massachusetts, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II hereof. The Merger shall have the effects specified by Section 80 of Chapter 156B of the Massachusetts General Laws (the "MBCL"). Parent, as the sole stockholder of Merger Sub, hereby approves the Merger and this Agreement.

     1.2.  Closing.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 9:00 a.m., Eastern time, on the first Business Day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

     1.3. Effective Time. As soon as practicable following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to
Article VII hereof, the Company and Parent will cause Articles of Merger (the "Articles of Merger") to be executed, acknowledged and filed with the Secretary of State of the Commonwealth of Massachusetts as provided in Section 78 of the MBCL. The Merger shall become effective at the time when the Articles of Merger have been duly filed with the Secretary of State of the Commonwealth of Massachusetts (the "Effective Time").

                                   ARTICLE II

                          ARTICLES OF ORGANIZATION AND
                     BY-LAWS OF THE SURVIVING CORPORATION;
              OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

     2.1. Articles of Organization. The Articles of Merger shall provide that the articles of organization of the Surviving Corporation shall be amended to be identical to the articles of organization of Merger Sub as in effect immediately prior to the Effective Time (the "Articles"), except that (i) the name of the Surviving Corporation shall be "Intel Shiva Corp." and (ii) the purposes and authorized capital stock of the Surviving Corporation shall be identical to those of Merger Sub as set forth in its articles of organization as in effect prior to the Effective Time.

     2.2. By-laws. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-laws"), except that the Articles shall be amended as of the Effective Time to identify the name of the Surviving Corporation as "Intel Shiva Corp."

     2.3. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles and By-laws.

     2.4. Officers. The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles and By-laws.

                                  ARTICLE III

               CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

     3.1. Conversion or Cancellation of Shares. The manner of converting or canceling shares of the Company and Merger Sub in the Merger shall be as follows:

          (a) At the Effective Time, each share ("Share") of the Company's common stock, $.01 par value per share ("Common Stock"), issued and outstanding immediately prior to the Effective Time, other than Shares that are held by stockholders exercising appraisal rights pursuant to Sections 86 to 98 of the MBCL ("Dissenting Stockholders"), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, an amount in cash equal to $6.00 (the "Merger Consideration"). All such Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such certificate in accordance with Section 3.2 or the right, if any, to receive payment from the Surviving Corporation as determined in accordance with Sections 86 to 98 of the MBCL.

          (b) At the Effective Time, each Share issued and held in the Company's treasury at the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (c) At the Effective time, each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holders of such shares, be converted into one Share of the Surviving Corporation.

     3.2. Payment for Shares. As of the Effective Time, Parent shall deposit with the paying agent appointed by Parent with the Company's prior reasonable approval (the "Paying Agent"), for the benefit of the holders of Shares, cash in U.S. dollars in an amount equal to the Merger Consideration multiplied by the aggregate outstanding Shares (other than Shares held by Dissenting Stockholders) to be paid pursuant to Section 3.1(a). After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of capital stock of the Company which were outstanding immediately prior to the Effective Time. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares a form (mutually agreed to by Parent and the Company) of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any of such Shares in exchange for payment therefor. Upon surrender to the Paying Agent of such certificates (or affidavit of loss in lieu thereof), together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Surviving Corporation shall promptly cause to be paid to the persons entitled thereto a check in the amount equal to the Merger Consideration multiplied by the number of Shares held by such person less any required tax withholdings. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate. If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the reasonable satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. One hundred and eighty (180) days following the Effective Time, the Surviving Corporation shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent which have not been disbursed to holders of certificates formerly representing Shares outstanding on the Effective Time, and thereafter such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to the cash payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of certificates formerly representing Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for Shares.

     3.3. Dissenters' Rights. If any Dissenting Stockholder demands payment for his or her Shares as provided in Sections 86 to 98 of the MBCL, the Company shall give Parent notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 3.1.

     3.4. Transfer of Shares After the Effective Time. No transfers of Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

     3.5. Lost, Stolen or Destroyed Certificates. In the event any certificate for Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in a customary and reasonable amount determined by Parent as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue in exchange therefor the Merger Consideration payable pursuant to Section 3.2.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     4.1. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Merger Sub as follows:

        (a) Organization, Good Standing, Corporate Power and Qualification; Subsidiaries and Other Interests.

             (i) Each of the Company and its Subsidiaries (A) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, (B) has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and (C) is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect. The Company has made available to Parent a complete and correct copy of each of the Company's and each Subsidiary's articles of organization and by-laws (or comparable governing documents), each as amended to the date hereof. Each of the Company's and each Subsidiary's articles of organization and by-laws (or comparable governing documents) made available are in full force and effect.

             (ii) Schedule 4.1(a) contains a correct and complete list of each of the Company's Subsidiaries, the jurisdiction where each of such Subsidiaries is organized, the jurisdictions in which the Company and each such Subsidiary has property or employees, and the percentage of outstanding Capital Stock of such Subsidiaries that is directly or indirectly owned by the Company. The Company or another Subsidiary of the Company owns its shares of the Capital Stock of each Subsidiary of the Company free and clear of all Liens except Permitted Liens. Schedule 4.1(a) sets forth a true and complete list of each equity investment in an amount of $100,000 or more or which represents a 5% or greater ownership interest in the subject of such investment made by the Company or any of its Subsidiaries in any other Person other than the Company's Subsidiaries ("Other Interests"). The Other Interests are owned by the Company, by one or more of the Company's Subsidiaries or by the Company and one or more of its Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens.

        (b) Capital Structure. The authorized Capital Stock of the Company consists of (i) one hundred million (100,000,000) Shares of Common Stock, of which 30,421,650 were outstanding (net of 106,115 Shares of treasury stock) as of the close of business on October 13, 1998, and (ii) one million (1,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Shares"), none of which is outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has designated three hundred thousand (300,000) of the Preferred Shares as Series A Junior Participating Preferred Stock (the "Series A Stock"). Other than the Series A Stock, which has been reserved for issuance pursuant to the Rights Agreement, dated as of September 29, 1995, between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agreement"), the Company has no Preferred Shares reserved for issuance. Schedule 4.1(b) contains a correct and complete list as of October 13, 1998 of each outstanding purchase right or option (each a "Company Option") to purchase Shares, including all Company options issued under the Company's Amended and Restated 1988 Stock Plan, 1994 Non-employee Director Stock Option Plan, 1994 Employee Stock Purchase Plan, 1997 Stock Incentive Plan, and 1997 Employee Non-Qualified Plan, and under the Airsoft 1993 Stock Plan, in each case as amended to the date hereof (collectively, the "Stock Option Plans"), including the holder, date of grant, exercise price and number of Shares subject thereto. The Stock Option Plans are the only plans under which any Company Options are outstanding. From October 13, 1998 to the date hereof, there have been no issuances of capital stock of the Company, except issuances upon exercise of Company Options. As of October 13, 1998, other than (1) the 6,068,728 Shares reserved for issuance upon exercise of outstanding Company Options and (2) Shares reserved for issuance pursuant to the Rights Agreement, there are no Shares reserved for issuance or any commitments for the Company to issue Shares. Each of the outstanding shares of Capital Stock or other securities of each of the Company's Subsidiaries directly or indirectly owned by the Company is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect Subsidiary of the Company, free and clear of any limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law). Except for Company Options, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements or commitments to issue or sell any shares of Capital Stock or other securities of the Company or any of its subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any shares of Capital Stock or other securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). If Parent takes the actions provided for in Annex A hereof, after the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of Capital Stock or other securities of the Surviving Corporation pursuant to the Stock Option Plans. The Shares and the rights contemplated by the Rights Agreement constitute the only classes of securities of the Company or any of its Subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (c) Corporate Authority and Approval.

             (i) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to the approval and adoption of this Agreement by the stockholders of the Company in the manner set forth in Section 5.3, to the extent required by applicable Law. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby, other than the approval and adoption of this Agreement by the stockholders of the Company in the manner set forth in Section 5.3, to the extent required by applicable Law. This Agreement has been duly executed and delivered by the Company and, subject (as to the obligation to consummate the Merger) to such stockholder approval and, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

             (ii) The Board of Directors of the Company, at a meeting duly called and held has (A) approved this Agreement, the Merger and the other transactions contemplated hereby and (B) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders.

             (iii) The Board of Directors of the Company has received an opinion from Lazard Freres & Co. LLC, the Company's financial Adviser (the "Financial Adviser"), to the effect that, as of the date of such opinion, the consideration to be received by the holders of Shares in the Merger is fair to such holders from a financial point of view. Such opinion has not been withdrawn, revoked or modified. A true and complete copy of such opinion has been delivered to Parent.

             (iv) The Company and its Board of Directors have authorized and taken all necessary action to amend the Rights Agreement in a form satisfactory to Parent substantially similar to the form attached hereto as Annex B without redeeming the Rights (as defined in the Rights Agreement), such that none of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby will (A) cause any Rights issued pursuant to the

        Rights Agreement to become exercisable or to separate from the stock certificate to which they are attached, (B) cause Parent, Merger Sub or any of their Affiliates to be an Acquiring Person (as defined in the Rights Agreement) or (C) trigger other provisions of the Rights Agreement, including giving rise to a Distribution Date (as defined in the Rights Agreement), and such amendment shall be in full force and effect at all times from and after the date hereof through the Effective Time.

        (d) Governmental Filings; No Violations.

             (i) Other than the filings and/or notices (A) with the Secretary of State of the Commonwealth of Massachusetts, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (C) the Exchange Act, (D) with the National Association of Securities Dealers, Inc., including the Nasdaq National Market (together, the "NASD"), and (E) as may be required by those foreign jurisdictions in which the Company or any of the Subsidiaries conducts business, no notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits or authorizations (collectively, "Government Consents") required to be obtained by the Company from any court or other governmental or regulatory authority, agency, commission, body or other governmental entity (a "Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

             (ii) The execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of or a default under, the articles of organization or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) except as set forth on
        Schedule 4.1(d), a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Lien on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture or other obligation (a "Contract") binding upon the Company or any of its Subsidiaries or any order, writ, injunction, decree of any court or any Law or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contract except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to Consummate the transactions contemplated by this Agreement. Except as set forth on
        Schedule 4.1(d), there are no Contracts of the Company or its Subsidiaries which are material to the Company and its Subsidiaries, taken as a whole, pursuant to which consents or waivers are or may be required prior to consummation of the Merger and the other transactions contemplated by this Agreement.

        (e) Company Reports; Financial Statements. The Company has made available to Parent each registration statement, report, proxy statement or information statement filed with the Securities and Exchange Commission (the "SEC") by it since January 3, 1998 (the "Audit Date"), including the Company's Annual Report on Form 10-K for the year ended January 3, 1998 (as amended, the "Company 10-K") in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company Reports complied, and any Company Reports filed with the SEC after the date hereof will comply, as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), and the Company Reports did not, and any Company Reports filed with the SEC after the date hereof will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations and of changes in stockholders' equity and of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings, changes in stockholders' equity and cash flow, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. The Company has heretofore made available or promptly will make available to Parent a complete and correct copy of all amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to the Company Reports, agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act. For purposes of this Agreement, "Balance Sheet" means the consolidated balance sheet of the Company as of January 3, 1998 set forth in the Company 10-K. Except as set forth in Company Reports filed with the SEC prior to the date hereof or as incurred in the ordinary course of business since the date of the most recent financial statements included in the Company Reports, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required under GAAP to be set forth on a consolidated balance sheet of the Company and its subsidiaries taken as a whole and which individually or in the aggregate would have a Company Material Adverse Effect.

          (f) Absence of Certain Changes. Except as disclosed in Schedule 4.1(f) or in the Company Reports filed prior to the date hereof, since the Audit Date, the Company and its Subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries, except for those changes that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, (ii) material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, not covered by insurance, (iii) declaration, setting aside or payment of any dividend or other distribution in respect of the Capital Stock of the Company or any of its Subsidiaries (other than wholly owned Subsidiaries) or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of Capital Stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, (iv) amendment of any material term of any outstanding security of the Company or any of its Subsidiaries, (v) incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, (vi) creation or assumption by the Company or any of its Subsidiaries of any Lien (other than Permitted Liens) on any material asset other than in the ordinary course of business consistent with past practices, (vii) making of any loan, advance or capital contributions by the Company or any of its Subsidiaries to, or investment in, or guarantee of obligations of, any Person other than (A) loans or advances to employees in connection with business-related travel (B) loans made to employees consistent with past practices which are not in the aggregate in excess of $100,000 and (C) loans, advances or capital contributions to or investments in wholly owned Subsidiaries, and in each case made in the ordinary course of business consistent with past practices, (viii) transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any Contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement, (ix) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees or (x) change by the Company or any of its Subsidiaries in accounting principles, practices or methods, except as may be required as a result of a change in law or in GAAP.

        (g) Litigation. Except as disclosed on Schedule 4.1(g) or in the Company Reports filed prior to the date hereof, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

        (h) Human Resources. The Company hereby makes each of the representations and warranties contained in Article I of Annex A, which representations and warranties are incorporated herein by reference.

        (i) Compliance with Laws. Except as set forth in the Company Reports filed prior to the date hereof or as set forth on Schedule 4.1(i), the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any law, ordinance, regulation, judgment, order, injunction, decree, arbitration award, license or permit of any Governmental Entity (collectively, "Laws"), except for violations that, individually or in the aggregate, have not had and are not reasonably likely to result in a loss to the Company of $1,000,000 or more or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in the Company Reports filed prior to the date hereof, or as set forth on Schedule 4.1(i), no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to result in a loss to the Company of $1,000,000 or more or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

        (j) Environmental Matters.

             (i) The term "Environmental Laws" means any applicable federal, state, local or foreign statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to: (A) Releases (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (C) the health or safety of employees in the workplace, (D) protecting or restoring natural resources or (E) the environment. The term "Hazardous Material" means (1) hazardous substances (as defined in 42 U.S.C. sec. 9601(14)), including "hazardous waste" as defined in 42 U.S.C. sec. 6903, (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing materials, (5) PCBs or materials containing PCBs, (6) any material regulated as a medical waste, (7) lead containing paint, (8) radioactive materials and
        (9) "Hazardous Substance" or "Hazardous Material" as those terms are defined in any indemnification provision in any contract, lease, or agreement to which the Company is a party, but excludes all office, janitorial or maintenance supplies used by the Company or any Subsidiary.

             (ii) During the period of ownership or operation by the Company and its Subsidiaries of any of their current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company or any of its Subsidiaries in, on, under or affecting such properties or any surrounding site, and neither the Company nor any of its Subsidiaries has disposed of any Hazardous Material in a manner that has led, or could reasonably be anticipated to lead to a Release, except in each case (A) for those which individually or in the aggregate would not have a Company Material Adverse Effect and (B) except as disclosed in the Company Reports. Except as set forth on

        Schedule 4.1(j)(ii), to the Company's Knowledge there have been no Releases of Hazardous Material by the Company or any of its Subsidiaries in, on, under or affecting their current or previously owned or leased properties or any surrounding site at times outside of such periods of ownership, operation, or lease, except in each case for those which, individually on in the aggregate, would not have a Company Material Adverse Effect. Since January 1, 1995, the Company and its Subsidiaries have not received any written notice of, or entered into any order, settlement or decree relating to: (A) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws or
        (B) the response to or remediation of Hazardous Material at or arising from any of the Company's properties or any Subsidiary's properties. To the Company's Knowledge there have been no violations of any Environmental Laws by the Company or any Subsidiary which violations, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

        (k) Intellectual Property.

             (i) The Company and/or its Subsidiaries own, or are validly licensed or otherwise have the right to use all (i) foreign and United States federal and state patents, trademarks, trade names, service marks and copyright registrations, (ii) foreign and United States federal and state patent, trademark, trade name, service mark and copyright applications for registration, (iii) common law claims to trademarks, service marks and trade names, (iv) claims of copyright which exist although no registrations have been issued with respect thereto, (v) fictitious business name filings with any state or local Governmental Entity and (vi) inventions, concepts, designs, improvements, original works of authorship, computer programs, know-how, research and development, techniques, modifications to existing copyrightable works of authorship, data and other proprietary and intellectual property rights (whether or not patentable or subject to copyright, mask work or trade secret protection), in each case which are used in its business and the absence of which would have a Company Material Adverse Effect (collectively, the "Intellectual Property Rights"). There are no Liens other than Permitted Liens on the Intellectual Property Rights. There are no outstanding and, to the Company's Knowledge, no threatened disputes or disagreements with respect to any Contract in respect of the Intellectual Property Rights.

             (ii) Neither the Company nor any of its Subsidiaries is, nor has it during the three (3) years preceding the date of this Agreement been, a party to any litigation or arbitral or other proceeding other than those actions disclosed on Schedule 4.1(g), nor, to the Knowledge of the Company, is any such proceeding threatened as to which there is a reasonable possibility of a determination adverse to the Company or any of its Subsidiaries, that involved a claim of infringement by the Company or any of its Subsidiaries of any intellectual property right, or a claim challenging the validity or enforceability of any Intellectual Property Right. No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any of its Subsidiaries or, in the case of any Intellectual Property Right owned by the Company or its Subsidiaries licensed to others, restricting the sale, transfer, assignment or licensing thereof by the Company or any of its Subsidiaries to any other Person. Except as set forth on Schedule 4.1(k)(ii), the Company has no Knowledge that would cause it to believe that its or any Subsidiary's use of any material Intellectual Property Right conflicts with, infringes upon or violates any patent, patent license, trademark, tradename, copyright, service mark, brand mark or brand name, or any trade secret of any Person.

             (iii) Schedule 4.1(k)(iii) sets forth as of the date hereof a complete list of all material contracts related to the Intellectual Property Rights.

             (iv) All employees and independent contractors of the Company or any of its Subsidiaries have executed written agreements with the Company or applicable Subsidiary that assign to the Company or such Subsidiary all rights to any Intellectual Property Rights (other than moral rights) that are developed by such employees and contractors in the course of their employment with or in rendering services to the Company, the absence of which would have a Company Material Adverse Effect.

             (v) All Intellectual Property Rights which are registered or the subject of pending applications have been duly maintained and all necessary filings, payments and other submissions have been made which are necessary to keep such registration and application valid and/or subsisting and, except as set forth on Schedule 4.1(k)(v), there have been no proceedings of any kind, nor are there to the Company's Knowledge any threatened proceedings, which if determined adversely to the Company, could result in the loss of any Intellectual Property Rights that may cause a Company Material Adverse Effect.

             (vi) To the Company's knowledge after due inquiry, except as disclosed on Schedule 4.1(k)(vi), all software, hardware, firmware, products of the Company, and, to the Company's Knowledge, all third-party software, hardware and firmware products that are material to the Company's business operations, that contain or call on date-related data, including without limitation any function that is indexed to a computer processing unit clock or provides specific dates or calculates spans of dates, is able to record, store, process, output, exchange, and provide true and accurate dates and calculations for dates and spans of dates prior to, including and following January 1, 2000. Except as disclosed on Schedule 4.1(k)(vi), to the Company's knowledge upon due inquiry, none of the Company's or the Subsidiaries' software, hardware or firmware, accounting systems or, to the Company's Knowledge, any third-party systems used by the Company will be materially adversely affected or impaired by the input, storage, processing, exchange or output of date data within and between the 20th and 21st Centuries.

        (l) Taxes. Except as set forth on Schedule 4.1(l), (i) the Company and its Subsidiaries have accurately prepared and timely filed, or will timely file, all material returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the date hereof, taking into account any extension of time to file granted to or obtained on behalf of the Company or any of its Subsidiaries, (ii) all Taxes shown to be payable on such returns or reports that are due prior to the date hereof have been timely paid, (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed or, to the Company's Knowledge, has been threatened or is likely to be assessed by a taxing authority against the Company or any of its Subsidiaries other than deficiencies as to which adequate reserves have been provided for in the Company's consolidated financial statements and (iv) the Company has provided in accordance with GAAP adequate reserves in its consolidated financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. For purposes of this Agreement, "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, Capital Stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges. Neither the Company nor any of its Subsidiaries is subject to any Tax sharing agreement. No payments to be made to any of the employees of the Company or any of its Subsidiaries will, as a direct or indirect result of the consummation of the Merger, be subject to the deduction limitations of
     Section 280G of the Code.

        (m) Insurance. The Company maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. The Company and its Subsidiaries have complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. Except as set forth on Schedule 4.1(m), no insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or indicated to the Company any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

        (n) Brokers and Finders. Neither the Company nor any of its Subsidiaries, officers, directors, or employees or other Affiliates has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement, except that the Company has employed the Financial Adviser, the arrangements with which have been disclosed to Parent prior to the date hereof.

        (o) Certain Business Practices. Neither the Company, any of its Subsidiaries nor, to the Knowledge of the Company, any directors, officers, agents or employees of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or
     (iii) made any other similar payment prohibited by applicable Law.

     4.2. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub each hereby represents and warrants to the Company as follows:

        (a) Organization, Good Standing and Qualification. Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and (iii) is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, has not had and is not reasonably likely to have a Parent Material Adverse Effect. Parent has made available to the Company a complete and correct copy of Parent's certificate or incorporation and by-laws, as amended to the date hereof. Parent's certificate of incorporation and by-laws so delivered are in full force and effect.

        (b) Ownership of Merger Sub. All of the issued and outstanding Capital Stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are no (i) other outstanding shares of Capital Stock or other voting securities of Merger Sub, (ii) securities of Merger Sub convertible into or exchangeable for shares of Capital Stock or other voting securities of Merger Sub or (iii) options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any Capital Stock, other voting securities or securities convertible into or exchangeable for Capital Stock or other voting securities of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

        (c) Corporate Authority. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. Assuming due execution and delivery by the Company, this Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

        (d) Governmental Filings; No Violations.

             (i) Other than the filings and/or notices (A) with the Secretary of State of the Commonwealth of Massachusetts, (B) under the HSR Act, (C) the Exchange Act, (D) required to be made with the NASD and (E) as may be required by those foreign jurisdictions in which the Company and its Subsidiaries conduct business, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any Government Consents required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this

        Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby.

             (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Parent or the articles of organization or by-laws of Merger Sub, (B) a breach or violation of, or a default under, the acceleration of or the creation of a Lien, on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon Parent or any of its Subsidiaries or any Law to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any such Contract.

        (e) Brokers and Finders. Neither Parent nor Merger Sub, nor any of their respective officers, directors, employees or other Affiliates, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement.

        (f) Financing. At the Effective Time, Parent and Merger Sub will have available all the funds necessary for the acquisition of all Shares and to perform their respective obligations under this Agreement, including without limitation payment in full for all Shares outstanding as of the Effective Time.

                                   ARTICLE V

                                   COVENANTS

     5.1. Interim Operations. The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld, and except as otherwise expressly contemplated by this Agreement):

        (a) its business and the business of its Subsidiaries (including, without limitation, research and development, establishment and maintenance of marketing and sales programs, and customer support) shall be conducted in the ordinary and usual course consistent in all material respects with past practices and, to the extent consistent therewith, it and its Subsidiaries shall use commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

        (b) it shall not, (i) issue, sell otherwise dispose of or subject to Lien (other than Permitted Liens) any of its Subsidiaries' Capital Stock owned by it, (ii) amend its articles of organization, by-laws or, except for any amendment which will not hinder, delay or make more costly to Parent the Merger, the Rights Agreement other than that amendment contemplated hereby, (iii) split, combine or reclassify its outstanding shares of Capital Stock, (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any Capital Stock other than the issuance of Rights in connection with the issuance of Capital Stock upon the exercise of Company Options, (v) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its Capital Stock or any securities convertible into or exchangeable or exercisable for any shares of its Capital Stock or (vi) adopt a plan of complete or partial liquidation or dissolution, merger or otherwise restructure or recapitalize or consolidate with any Person other than Merger Sub or another wholly owned Subsidiary of Parent;

        (c) neither it nor any of its Subsidiaries shall (i) except as provided in Annex A, authorize for issuance or issue, sell or otherwise dispose of or subject to any Lien (other than Permitted Liens) any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, Capital Stock of any class (other than Shares issuable pursuant to Company Options outstanding on the date hereof, Shares that may be issuable under the

     Company's 1994 Employee Stock Purchase Plan as of January 31, 1999, and automatic grants of director stock options that may be mandated by the Director Stock Option Plans) or any Voting Debt (ii) other than for sales of products and licenses of software in the ordinary and usual course of business consistent with past practices and as set forth on Schedule 5.1(c), transfer, lease, license, guarantee, sell or otherwise dispose of or subject to any Lien (other than Permitted Liens) any other property or assets, (iii) other than in the ordinary and usual course of business consistent with past practices, incur or modify any indebtedness or other material liability (except for borrowings in the ordinary course under lines of credit in existence on the date hereof), (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business consistent with past practices and except for obligations of Subsidiaries of the Company incurred in the ordinary course of business, (v) make any loans to any other Person (other than to Subsidiaries of the Company or reasonable and customary loans or advances to employees in connection with business-related travel in the ordinary course of business consistent with past practices) or (vi) make any commitments for, make or authorize any capital or prepaid expenditures other than in amounts less than $150,000 individually and $3,000,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person;

          (d) neither it nor any of its Subsidiaries shall, except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

          (e) neither it nor any of its Subsidiaries shall revalue in any respect any of its material assets, including writing down the value of inventory or writing-off notes or accounts receivable except in the ordinary course of business consistent with past practices, except as may be required as a result of a change in law or in GAAP;

          (f) except as set forth on Schedule 5.1(f) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation which involves a payment of more than $50,000 or terminate or materially amend or modify any of its material Contracts or waive, release or assign any material rights or claims;

          (g) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated;

          (h) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

          (i) neither it nor any of its Subsidiaries will authorize or enter into any agreement to do any of the foregoing.

     5.2.  Third Party Acquisitions.

     (a) The Company agrees that neither it nor any of its Subsidiaries, nor any of its or its Subsidiaries' employees or directors, shall, and it shall direct and use its best efforts to cause its and its Subsidiaries' agents and representatives (including the Financial Adviser or any other investment banker and any attorney or accountant retained by it or any of its Subsidiaries (collectively, "Company Advisers")) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries in respect of, or the making of any proposal for, a Third Party Acquisition (as hereinafter defined). The Company further agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' employees or directors shall, and it shall direct and use its best efforts to cause all Company Advisers not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Third Party (as hereinafter defined) relating to the proposal of a Third Party Acquisition, or otherwise facilitate any effort or attempt to make or implement a Third Party Acquisition; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with and advice from a nationally recognized law firm, that failure to do so would be reasonably likely to result in a violation of its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an inquiry, proposal or offer for a Third Party Acquisition which was not solicited subsequent to the date hereof, (x) furnish only such information with respect to the Company to any such Person pursuant to a customary confidentiality agreement as was delivered to Parent and (y) participate in the discussions and negotiations regarding such inquiry, proposal or offer; and provided further that nothing contained in this Agreement shall prohibit the Company or its Board of Directors from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any proposed Third Party Acquisition. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any of the foregoing. The Company shall take the necessary steps to promptly inform all Company Advisers of the obligations undertaken in this
Section 5.2(a). The Company agrees to notify Parent promptly (and in no event later than 24 hours after receipt of a proposal of a Third Party Acquisition) if
(i) any inquiries relating to or proposals for a Third Party Acquisition are received by the Company, any of its Subsidiaries or any of the Company Advisers,
(ii) any confidential or other non-public information about the Company or any of its Subsidiaries is requested from the Company, any of its Subsidiaries or any of the Company Advisers in connection with a Third Party Acquisition or
(iii) any negotiations or discussions in connection with a possible Third Party Acquisition are sought to be initiated or continued with the Company, any of its Subsidiaries or any of the Company Advisers indicating, in connection with such notice, the principal terms and conditions of any proposals or offers, and thereafter shall keep Parent informed in writing, on a reasonably current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. The Company also agrees promptly to request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its Subsidiaries, if any, to return all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its subsidiaries.

     (b) The Board of Directors of the Company shall not withdraw its recommendation of the Merger and other transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the preceding sentence, if the Board of Directors of the Company determines in good faith, after consultation with and advice from a nationally recognized law firm, that failure to do so would be reasonably likely to result in a violation of its fiduciary duties, the Board of Directors may withdraw its recommendation of the Merger and the other transactions contemplated hereby, or approve or recommend or cause the Company to enter into an agreement with respect to a Superior Proposal (as defined below), but in each case only (i) if the Company has complied with the penultimate sentence of Section 5.2(a), (ii) if the Company has provided written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal and (iii) such Superior Proposal does not contain any "right of first refusal" or "right of first offer" in favor of the Person making such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless this Agreement is concurrently terminated by its terms pursuant to Section 7.3(b). For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Merger Sub or any Affiliate thereof (a "Third Party"), (ii) the acquisition by a Third Party of 20% or more of the total assets of the Company and its Subsidiaries, taken as a whole (other than the purchase of the Company's products in the ordinary course of business), (iii) the acquisition by a Third Party of 20% or more of the outstanding Shares, (iv) the adoption by the Company of a plan of partial or complete liquidation or the declaration or payment of an extraordinary dividend, (v) the repurchase by the Company or any of its Subsidiaries of 20% or more of the outstanding Shares or (vi) the acquisition by the Company or any of its Subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 20% of the annual revenues, net income or assets of the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal that is not subject to any financing condition to acquire directly or indirectly for consideration consisting of cash and/or securities all of the Shares then outstanding or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, and otherwise on terms which the Board of Directors of the Company by a majority vote determines in its good faith judgment (based on consultation with the Financial Adviser or another financial adviser of nationally recognized reputation) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal) and more favorable to the Company's stockholders than the Merger.

     5.3.  Stockholder Approval.

     (a) As soon as reasonably practicable after the Proxy Statement (as defined below) is cleared by the SEC, the Company shall take all action necessary in accordance with the MBCL and its articles of organization and by-laws to call, give notice of and convene a meeting (a "Meeting") of its stockholders to consider and vote upon the approval and adoption of this Agreement, the Merger and the transactions contemplated hereby. The Board of Directors shall recommend that the stockholders of the Company vote to approve and adopt this Agreement and the Merger and any other matters to be submitted by the Board of Directors to stockholders in connection therewith. Parent agrees to cause all Shares owned by it or any Subsidiary of it to be voted in favor of the Merger.

     (b) As promptly as reasonably practicable after the date hereof, other than as contemplated by Section 5.2(b), the Company shall prepare a proxy statement, prepared in accordance with the requirements of the Exchange Act, the MBCL and the Company's articles of organization and by-laws pertaining to the Merger and containing the recommendation of the Company's Board of Directors to approve and adopt this Agreement and the Merger (the "Proxy Statement"). Parent shall reasonably cooperate with the Company in the preparation of the Proxy Statement and any amendments and supplements thereto. The Proxy Statement shall not be distributed, and no amendment or supplement thereto shall be made by the Company, without the prior consent of Parent and its counsel, which consent shall not be unreasonably withheld or delayed. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable following filing and shall cause a definitive Proxy Statement to be distributed to its stockholders entitled to vote upon the Merger as promptly as practicable thereafter.

     (c) The Company represents and warrants that the Proxy Statement will comply as to form in all material respects with the Exchange Act and, at the respective times filed with the SEC and distributed to stockholders of the Company, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation or warranty as to any information included in the Proxy Statement which was provided by Parent or Merger Sub or any other person. Parent represents and warrants that none of the information supplied by Parent or Merger Sub for inclusion in the Proxy Statement will, at the respective times filed with the SEC and distributed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) The Company shall notify Parent of the receipt of the comments of the SEC and of any requests by the SEC for amendments or supplements to the Proxy Statement or for additional information, and promptly supply Parent with copies of all correspondence between the Company (or its representatives) and the SEC (or its staff) with respect thereto, all of which correspondence shall be subject to Parent's prior reasonable approval, which consent shall not be unreasonably withheld or delayed. If, at any time prior to the Meeting, any event should occur relating to or affecting the Company or Parent, or to their respective officers or directors, which event should be described in an amendment or supplement to the Proxy Statement, the parties shall promptly inform one another and shall cooperate in promptly preparing, filing and clearing with the SEC and, if required by applicable securities laws, distributing to the Company's stockholders such amendment or supplement.

     5.4. Access. Upon reasonable notice, and except as may otherwise be required by applicable law or relevant contractual provisions contained in such agreements, the Company shall (and shall cause its Subsidiaries to) (i) afford Parent's officers, employees, counsel, accountants and other authorized representatives (collectively, "Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, (ii) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested; provided, however, that no investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty made by the Company. All requests for information made pursuant to this Section 5.4 shall be directed to an executive officer of the Company or such Person as may be designated by its officers. Notwithstanding the foregoing, the parties shall comply in all material respects with, and shall cause their respective Representatives to comply in all material respects with, all their respective obligations under the Corporate Non-Disclosure Agreement, dated September 29, 1998, between the Company and Parent.

     5.5. Publicity. The initial press release concerning the Merger has been approved by Parent and the Company and thereafter the Company and its Subsidiaries, on the one hand, and Parent and Merger Sub, on the other hand, shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any Governmental Entity or other Person (including the NASD) with respect hereto, except as may be required by law or by obligations pursuant to any listing agreement with the Nasdaq National Market.

     5.6. Status of Company Employees; Company Stock Options; Employee Benefits. The Company and Parent shall comply with each of the covenants contained in Annex A, which covenants are incorporated herein by reference.

     5.7. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article III. Except as otherwise provided in
Section 7.5 whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

     5.8.  Indemnification; Directors' and Officers' Insurance.

     (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time a director or officer of the Company or any of its Subsidiaries (when acting in such capacity) (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, demands, liabilities, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative arising out of matters existing or occurring prior to or after the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, which is based in whole or in part on, or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries including, without limitation, all losses, claims, damages, costs, expenses, liabilities, judgments or settlement amounts based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, all to the fullest extent that the Company would have been permitted under the MBCL and its article of organization, by-laws and other agreements in effect on the date hereof to indemnify such individual.

     (b) To the extent that the Surviving Corporation does not pay any Costs required to be paid by it pursuant to Section 5.8(a), Parent shall indemnify, defend and hold harmless the Indemnified Parties in an amount not to exceed (x) the net worth of the Company as of October 3, 1998, as determined under GAAP consistently applied, less (y) the amount of Costs paid by the Company or the Surviving Corporation from and after the date of this Agreement to any Indemnified Parties or to any third parties, with respect to any claims, actions, suits, proceedings or investigations relating to or arising out of the conduct of any of the Indemnified Parties.

     (c) Any Indemnified Party wishing to claim indemnification under subsection
(a) of this Section 5.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent and the Surviving Corporation thereof (but the failure so to notify Parent or the Surviving Corporation shall not relieve it from any liability which it may have under this
Section 5.8 except to the extent such failure materially prejudices such party). In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof, in which case the Surviving Corporation shall not be liable to any such



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

Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof (provided that the Indemnified party shall be entitled to participate in, but not control, such defense, with its counsel at its own expense, and provided further that the Surviving Corporation shall be responsible for the reasonable fees and expenses or separate counsel for the Indemnified Party in the event the Indemnified Party reasonably concludes that the counsel the Surviving Corporation has selected has a conflict of interest), (ii) the Indemnified Party and the Surviving Corporation will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; provided, however, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by Law. In no event shall the Surviving Corporation consent to any settlement or entry of judgment that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified party, without the prior written consent of the Indemnified Party, which consent may be withheld in the sole discretion of the Indemnified Party.

     If the Surviving Corporation does not assume the defense of any such claim, action, suit, proceeding or investigation, the Indemnified Party may defend against such claim or legal proceeding (with the Surviving Corporation responsible for the reasonable fees and expenses of counsel for the Indemnified Party) in such manner as it may reasonably deem appropriate, including, but not limited to, settling such claim, action, suit, proceeding or investigation on such terms as the Indemnifying Party deems appropriate (subject to clauses (ii) and (iii) above).

     (d) Parent and the Surviving Corporation shall maintain the Company's and its Subsidiaries' existing officers' and directors' liability insurance ("D&O Insurance") for a period of six (6) years after the Effective Time so long as the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, that if the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium; provided further, that, in lieu of maintaining such existing D&O Insurance as provided above, Parent may cause coverage to be provided under any policy maintained for the benefit of Parent or any of its Subsidiaries, so long as the terms are no less advantageous to the intended beneficiaries thereof than the existing D&O Insurance. In lieu of the purchase of such insurance by Parent or the Surviving Corporation, the Company may purchase a six-year extended reporting period endorsement ("reporting tail coverage") under its existing directors' and liability insurance coverage, provided that the total cost of the reporting tail coverage shall not exceed $400,000, and provided that such reporting tail coverage shall extend the director and officer liability coverage in force as of the date hereof for a period of six (6) years from the Effective Time for any claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving wrongful acts or omissions occurring on or prior to the Effective Time, including without limitation all claims based upon, arising out of, directly or indirectly resulting from, in consequence of, or in any way involving the Merger and any and all related transactions or related events.

     (e) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and estates, each of whom shall have third party beneficiary rights under this Section 5.8. Nothing in this Section 5.8 shall limit in any way any other rights to indemnification that any current or former director or officer of the Company may have by contract or otherwise.

     (f) From and after the Effective Time, the Surviving Corporation shall fulfill, assume and honor in all respects the obligations of the Company pursuant to the Company's articles of organization, by-laws and any indemnification agreement between the Company and any of the Company's directors and officers existing and in force as of the Effective Time. The Company agrees that the indemnification obligations set forth in the Company's articles of organization and by-laws, in each case as of the date of this Agreement, shall survive the Merger (and, as of or prior to the Effective Time, Parent shall cause the by-laws of Merger Sub to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six (6) years after the

Effective Time in any manner that would materially adversely affect the rights thereunder of the Indemnified Parties; provided, however, that this sentence shall not preclude the reincorporation of the Surviving Corporation in Delaware, provided that (i) the certificate of incorporation and by-laws of such Delaware corporation provide for indemnification of the Indemnified Parties to the fullest extent permitted by Delaware law and (ii) the Surviving Corporation complies with paragraph (g) below.

     (g) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or Person of such consolidation or merger or
(ii) shall transfer all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section 5.8.

     5.9. Rights Agreement. Prior to the Effective Time, the Board of Directors of the Company shall take all necessary action to ensure that the representation and warranty in Section 4.1(c)(iv) is true and correct.

     5.10 Product Return Procedures. The Company shall institute formal procedures related to the segregation and testing of those products that have been returned by customers.

     5.11 Manufacturing Costs and Supplies Verified. The Company shall provide Parent with a list of all material component items used or acquired by the Company in the ordinary course of its business ordered from third-party suppliers together with a schedule showing the average lead time required for such items and the suppliers from which such items are routinely obtained, which list shall be true and complete in all material respects.

     5.12. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable best efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable best efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. Without limiting the foregoing, the parties hereto shall make promptly their respective filings, if any, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated hereby, and shall, if requested by Purchaser, seek early termination of the applicable waiting period under the HSR Act. Without limiting the foregoing, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any governmental authority and parties to contracts with the Company or the Subsidiaries as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.

                                   ARTICLE VI

                                   CONDITIONS

     6.1. Conditions to Each Party's Obligation to Effect Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

          (a) Stockholder Approval. This Agreement, the Merger and the transactions contemplated hereby shall have been duly approved by holders of at least a majority of Shares outstanding and entitled to vote thereon (the "Company Requisite Vote").

          (b) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than filing the Articles of Merger, all filings with any Governmental Entity required to be made prior to the Effective Time by the Company or Parent or any of their respective subsidiaries, and all Government Consents required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and Merger Sub, shall have been made or obtained (as the case may be), except where the failure to so make or obtain will not result in either a Company Material Adverse Effect or a Parent Material Adverse Effect.

          (c) Litigation. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding, or given written notice to any of the parties hereto that it intends to institute any proceeding, seeking any such Order and such proceeding remains unresolved.

     6.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and qualified by materiality or a certain dollar threshold shall be true and correct (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except to the extent that any failure to comply with the condition set forth in this sentence, individually or in the aggregate, would not have, or could not reasonably be interpreted as reflecting, a Company Material Adverse Effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Officer's Certificate. The Chief Executive Officer of the Company shall have executed and delivered to the Purchaser a certificate, in form reasonably acceptable to Parent, certifying as to the matters set forth in clauses (a) and (b) above; and

          (d) Opinion of Counsel. The Parent shall have received an opinion of Hale and Dorr LLP, counsel to the Company, setting forth those conclusions set forth in Schedule 6.2(d), dated as of the Effective Time.

     6.3. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement and qualified by materiality shall be true and correct (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. All other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except to the extent that any failure to comply with the condition set forth in this sentence, individually or in the aggregate, would not have, or could not reasonably be interpreted as reflecting, a Parent Material Adverse Effect.

          (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c) Officer's Certificate. The President of each of Parent and Merger Sub shall have executed and delivered to the Company a certificate, in form reasonably acceptable to the Company, certifying as to the matters set forth in clauses (a) and (b) with respect to Parent or Merger Sub, as the case may be.

                                  ARTICLE VII

                                  TERMINATION

     7.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the Company Requisite Vote, by mutual action of the Boards of Directors of the Company, Parent and Merger Sub.

     7.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Parent or the Company if (i) any Order permanently restraining, enjoining or otherwise prohibiting the Merger shall be entered (whether before or after the approval by the stockholders of the Company) and such Order is or shall have become nonappealable or (ii) the stockholders of the Company fail to approve the Merger at a duly held meeting of the stockholders of the Company.

     7.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the Company Requisite Vote, by the Company if:

          (a) if the Merger shall not have been consummated by March 31, 1999; provided, however, that the right to terminate this Agreement pursuant to this subsection (a) shall not be available to the Company if it has breached in any material respects its obligations under this Agreement that in any manner shall have proximately contributed to the failure referenced in this subsection;

          (b)(i) the Company enters into a binding written agreement concerning a Superior Proposal after complying with the procedures set forth in
     Section 5.2 and (ii) the Company shall promptly pay to Parent in immediately available funds all expense reimbursements due Parent pursuant to Section 7.5(a) and the termination fee pursuant to Section 7.5(b); or

          (c) there has been a breach by Parent or Merger Sub of this Agreement that is not curable or, if curable, is not cured within ten (10) days after written notice of such breach is given by the Company to Parent and which is likely to have a Parent Material Adverse Effect.

     7.4. Termination by Parent and Merger Sub. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the Company Requisite Vote, by Parent and Merger Sub if:

          (a) the Merger shall not have been consummated by March 31, 1999; provided, however, that the right to terminate this Agreement pursuant to this subsection (a) shall not be available to Parent and Merger Sub if either of them has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this subsection;

          (b) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement; or

          (c) there has been a breach by the Company of this Agreement that is not curable or, if curable, is not cured within ten (10) days after written notice of such breach is given by Parent to the Company and which is likely to have a Company Material Adverse Effect.

     7.5.  Effect of Termination and Abandonment.

     (a) If this Agreement is terminated and the Merger abandoned pursuant to this Article VII, this Agreement (other than as set forth in Section 8.1) shall become void and of no further effect with no liability of any party hereto (or any of its directors, officers, employees, agents, stockholders, legal, accounting and financial advisers or other representatives); provided, however, that, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement; provided further, that the Company shall reimburse Parent for all of its out of pocket costs and expenses in connection with this Agreement and the Merger unless: (i) the Agreement has been terminated by the parties pursuant to Section 7.1 or by either party pursuant to Section 7.2, (ii) the Company has terminated this Agreement pursuant to Sections 7.3(a) or 7.3(c) or
(iii) the Parent has terminated this Agreement pursuant to Section 7.4(a) and, further, the Company has not breached in any material respect its obligations under this Agreement in any manner which proximately contributed to the failure to close the Merger.

     (b)(i) In lieu of any liability or obligation to pay damages (other than the obligation to reimburse Parent for expenses pursuant to Section 7.5(a)), if
(A) there shall be a proposal by a Third Party for a Third Party Acquisition existing at the time of termination of the Agreement by Parent and Merger Sub and (B) Parent and Merger Sub shall have terminated this Agreement pursuant to
Section 7.4(b), the Company shall pay to Parent within two (2) business days after such termination $5,450,000.

     (ii) In lieu of any liability or obligation to pay damages (other than the obligation to reimburse Parent for expenses pursuant to Section 7.5(a)), (A) if there shall not have been a material breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub and (B) the Company shall have terminated this Agreement pursuant to Section 7.3(b), the Company shall pay to Parent concurrently with such termination $5,450,000.

     (c) The Company acknowledges that the agreements contained in Section 7.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts required pursuant to Section 7.5 and, in order to obtain such payment Parent or Merger Sub commences a suit which results in a final nonappealable judgment against the Company for such amounts, the Company shall pay to Parent or Merger Sub (i) its costs and expenses (including attorneys' fees) in connection with such suit and (ii) if (and only if) this Agreement has been terminated pursuant to Section 7.3(b) or 7.4(c), interest on the amount at the rate announced by Bank of America, NT & SA as its "reference rate" in effect on the date such payment was required to be made.

     7.6. Procedure for Termination. A termination of this Agreement pursuant to this Article VII shall, in order to be effective, require in the case of Parent, Merger Sub or the Company, action by its Board of Directors.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1. Survival. This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Sections 5.6 (Benefits), 5.7 (Expenses), 5.8 (Indemnification; Directors' and Officers' Insurance) and those provisions contained in Annex A hereto as so provided shall survive the consummation of the Merger. This Article VIII and the agreements of the Company, Parent and Merger Sub contained in Section 5.7 (Expenses) and Section 7.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement and in any certificate or schedule delivered pursuant hereto shall not survive the consummation of the Merger or the termination of this Agreement.

     8.2. Certain Definitions. For the purposes of this Agreement each of the following terms shall have the meanings set forth below:

          (a) "Affiliate" means a Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person.

          (b) "Business Day" means any day other than a day on which banks in the State of California are authorized to close or the Nasdaq National Market is closed.

          (c) "Capital Stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

          (d) "Company Material Adverse Effect" means a material adverse effect on the financial condition, properties, business or results of operations of the Company and its Subsidiaries, taken as a whole; it being understood, that the occurrence of one or more of the following events, without the occurrence of any other material adverse event, shall not be deemed by itself to constitute a Company Material Adverse Effect: (i) a change in the market price or trading volume of the Company Common Stock, (ii) a failure by the Company to meet internal earnings or revenue projections or the revenue or earnings predictions of equity analysts as reflected in the First Call consensus estimate, or any other revenue or earnings predictions or expectations, for any period ending (or for which earnings are released) on or after the date of this Agreement and prior to the Effective Date,
     (iii) conditions affecting the telecommunications, remote access and data networking industry as a whole or the U.S. economy as a whole, (iv) any disruption of customer or supplier relationships arising primarily out of or resulting primarily from actions contemplated by the parties in connection with, or which is primarily attributable to, the announcement of this Agreement and the transactions contemplated hereby, to the extent so attributable, or (v) any ruling, judgment or other development in connection with those cases set forth on Schedule 8.2(d) hereto.

          (e) "Knowledge" means, with respect to the Company, knowledge of the members of the Board of Directors, officers, senior directors and facilities manager of the Company.

          (f) "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance, hypothecation, title defect or adverse claim of any kind in respect of such asset.

          (g) "Parent Material Adverse Effect" means a material adverse effect on the ability of Parent or Merger Sub to or consummate the Merger or any of the other material transactions contemplated by this Agreement.

          (h) "Permitted Liens" means (i) Liens for Taxes or other governmental assessments, charges or claims the payment of which is not yet due, (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other liens imposed by applicable Law incurred in the ordinary course of business for sums not yet delinquent or immaterial in amount and being contested in good faith, (iii) liens specifically identified as such in the Balance Sheet or the notes thereto, (iv) liens constituting or securing executory obligations under any lease that constitutes an "operating lease" under GAAP and (v) any other Lien arising in the ordinary course of business, the imposition of which would not constitute a Company Material Adverse Effect; provided, however, that, with respect to each of the foregoing clauses (i) through
     (iv), to the extent that any such lien arose prior to the Audit Date and relates to, or secures the payment of, a liability that is required to be accrued on the Balance Sheet under GAAP, such lien shall not be a Permitted Lien unless accruals for such liability have been established therefor on the Balance Sheet in conformity with GAAP. Notwithstanding the foregoing, no lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Compensation and Benefit Plan sponsored by, maintained by or contributed to by the Company or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such Compensation and Benefit Plan shall be a Permitted Lien.

          (i) "Person" means an individual, corporation (including not-for-profit), partnership, limited liability company, association, trust, unincorporated organization, joint venture, estate, Governmental Entity or other legal entity.

          (j) "Subsidiary" or "Subsidiaries" of the Company, Parent, the Surviving Corporation or any other Person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other Person, as the case may be, either alone or through or together with any other Subsidiary, owns, directly or indirectly, 50% or more of the Capital Stock, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

     8.3. No Personal Liability. This Agreement shall not create or be deemed to create any personal liability or obligation on the part of any direct or indirect stockholder of the Company, Merger Sub or Parent, or any of their respective officers, directors, employees, agents or representatives.

     8.4. Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     8.5. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

     8.6. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     8.7.  Governing Law and Venue; Waiver of Jury Trial.

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
Section 8.8 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

     (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.7.

     8.8. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be deemed given if in writing and delivered personally or sent by registered or certified mail (return receipt requested) or overnight courier (providing proof of delivery), postage prepaid, or by facsimile (which is confirmed):

         If to Parent or Merger Sub:

         Intel Corporation
         2200 Mission College Blvd.
         Mail Stop SC4-203
         Santa Clara, CA 95052
         Attention: General Counsel
         Fax: (408) 765-1859

         with a copy to:

         William D. Sherman, Esq.
         Morrison & Foerster LLP
         755 Page Mill Road
         Palo Alto, CA 942104-1018
         Fax: (650) 494-0792 or (650) 813-5993

         and a copy to:

         Mark L. Mandel, Esq. and
         Allen L. Weingarten, Esq.
         Morrison & Foerster LLP
         1290 Avenue of the Americas
         New York, NY 10104-0012
         Fax: (212) 468-7900

         If to the Company:

         Shiva Corporation
         28 Crosby Drive
         Bedford, MA 01730
         Attention: General Counsel
         Fax: (781) 687-1999
         with a copy to:

         Mark G. Borden, Esq.
         Hale and Dorr LLP
         60 State Street
         Boston, MA 02109
         Fax: (617) 526-5000

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     8.9. Entire Agreement. This Agreement (including any schedules, exhibits or annexes hereto) and the Confidentiality Agreement hereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

     8.10. No Third Party Beneficiaries. Except as provided in Section 5.8 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     8.11. Obligations of the Company and Surviving Corporation. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include and undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

     8.12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     8.13. Interpretation. The table of contents and Article, Section and subsection headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule or Annex or Exhibit, such reference shall be to a Section of, or Schedule or Annex to, this Agreement, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

     8.14. Assignment. This Agreement shall not be assignable by operation of Law or otherwise and any attempted assignment of this Agreement in violation of this sentence shall be void; provided, however, that Parent may designate, by written notice to the Company, another wholly owned, direct subsidiary to be a Constituent Corporation in lieu of Merger Sub, in the event of which, all references herein to Merger Sub shall be deemed references to such other Subsidiary except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

     IN WITNESS WHEREOF, this AGREEMENT AND PLAN OF MERGER has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.


                                        SHIVA CORPORATION


                                        By: /s/ JAMES L. ZUCCO, JR.
                                            ------------------------------------
                                            Name: James L. Zucco, Jr.
                                            Title: President, Chief Executive
                                            Officer


                                        By: /s/ JOSEPH P. HURLEY
                                            ------------------------------------
                                            Name: Joseph P. Hurley
                                            Title: Treasurer


                                        INTEL CORPORATION


                                        By: /s/ ARVIND SODHANI
                                            ------------------------------------
                                            Name: Arvind Sodhani
                                            Title: Vice President and Treasurer


                                        INTEL NETWORKS, INCORPORATED


                                        By: /s/ ARVIND SODHANI
                                            ------------------------------------
                                            Name: Arvind Sodhani
                                            Title: Vice President and Treasurer


                                        By: /s/ CARY KLAFTER
                                            ------------------------------------
                                            Name: Cary Klafter
                                            Title: President






                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                                                         ANNEX A
                                                             TO MERGER AGREEMENT

                                   ARTICLE I

                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     SECTION 1.1.  Employee Benefits.

     (a) For purposes of this Agreement, "Compensation and Benefit Plans" means, collectively, each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, or other plan, agreement, policy or arrangement, whether written or oral, that covers employees or directors of the Company or any of its Subsidiaries, or pursuant to which former employees or directors of the Company or any of its Subsidiaries are entitled to current or future benefits. The Company has made available to Parent copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Compensation and Benefit Plans maintained, or contributed to, by the Company or of its Subsidiaries or any person or entity that, together with the Company and its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (the Company and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current employees, officers or directors of the Company or any of its Subsidiaries. The Company has also made available to Parent true, complete and correct copies of (1) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Compensation and Benefit Plan (if any such report was required),
(2) the most recent summary plan description for each Compensation and Benefit Plan for which such summary plan description is required and (3) each trust agreement and group annuity contract related to any Compensation and Benefit Plan. Except as would not have a Company Material Adverse Effect, each Compensation and Benefit Plan has been administered in accordance with its terms. Except as would not have a Company Material Adverse Effect, each of its Subsidiaries and all the Compensation and Benefit Plans are all in compliance with applicable provisions of ERISA and the Code.

     (b) All Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would materially adversely affect its qualification or materially increase its costs.

     (c) Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity has maintained, contributed or been obligated to contribute to any Compensation and Benefit Plan that is subject to Title IV of ERISA.

     (d) Schedule I.1(d) lists all outstanding Stock Options as of October 13, 1998, showing for each such option: (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and (4) the exercise price.

     (e) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made.

     (f) Except as provided by this Agreement or in Schedule I.1(f), no employee of the Company or any of its Subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Compensation and Benefit Plan as a result of the transactions contemplated by this Agreement.

     (g) All Compensation and Benefit Plans covering current or former non-U.S. employees of the Company or any of its Subsidiaries comply in all material respects with applicable local Laws. Except as set forth in

Schedule I.1(g), the Company and its Subsidiaries have no unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees.

     (h) Each Compensation and Benefit Plan complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder and all other applicable laws. All material amendments and actions required to bring each of the Compensation and Benefit Plans into conformity with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time and are disclosed on
Schedule I.1(h).

     (i) Each group medical plan sponsored by the Company materially complies with the health care continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title of ERISA ("COBRA") and (ii) the Medicare Secondary Payor Provisions of Section 1826 (b) of the Social Security Act, and the regulations promulgated thereunder.

     SECTION 1.2.  Labor and Employment Matters.  Except as set forth on
Schedule I.2:

          (a) No collective bargaining agreement exists that is binding on the Company, and the Company has not been officially apprised that any petition has been filed or proceeding instituted by an employee or group of employees of the Company with the National Labor Relations Board seeking recognition of a bargaining representative.

          (b)(i) To the Company's Knowledge, there is no labor strike, dispute, slow down or stoppage pending or threatened against the Company; and

          (ii) The Company has not received any demand letters, civil rights charges, suits or drafts of suits with respect to claims made by or obligations to, any of its employees.

          (c) Except as would not have a Company Material Adverse Effect, all individuals who are performing services for the Company or any of its Subsidiaries are or were classified by the Company as "independent contractors" and, at the Closing Date, will qualify for such classification.

          (d) The Company is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees.

          (e) The Company has in all material respects withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees.

          (f) To the Knowledge of the Company, there are no pending or threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

          (g) Except as set forth in Schedule I.2, to the knowledge of the Vice Presidents and Senior Vice Presidents of the Company (who have executed Severance Agreements) and the Chief Executive Officer of the Company, as of the date of this Agreement, no non-clerical sales or engineering employee of the Company has given oral or written notice that he or she plans to terminate employment with the Company during the next 12 months.

                                   ARTICLE II

                                   COVENANTS

     SECTION 2.1. Retention of Employees. The Company will continue to do the following:

          (a) Maintain all current compensation programs and other programs that are intended to assist in retaining employees; provided, however, that the Company shall not be prohibited from adjusting an individual's compensation as it deems appropriate either in the ordinary course of business or in a manner which is consistent with past practices;

          (b) Assist Parent in communicating with employees regarding such matters as general education about Parent, Parent's culture and Parent's compensation and benefit programs, and distributing compensation profiles which provide detail concerning employees' compensation following the Closing Date; and

          (c) Communicate to Parent concerning new executive agreements, offers of employment to employees by another employer or concerning voluntary termination of employment by an employee.

     Provided, that nothing contained herein shall prohibit the Company from (i) terminating or disciplining any individual who the Company believes should be terminated or disciplined, in a manner consistent with past practices, policies and procedures, or (ii) terminating any individual for the needs of the business of the Company.

     SECTION 2.2. Disclosure of Information. The Company has provided Parent with a list of all employees who are on Company's payroll regardless of whether such individuals are actively at work, identifying each individual by title, location, and supervisor, and agrees to update such list at reasonable intervals through the Effective Time. Such update shall include new hires of employees and leased employees, changes in immigration status and information necessary for Parent to prepare its compensation profiles. Prior to the Closing Date, the Company will allow Parent to review all personnel files of current and past employees.

     SECTION 2.3. Management of Workforce. Prior to the Closing Date, the Company shall be free to manage the employees in whatever manner it chooses provided that the following actions require notice to Parent prior to taking the actions:

          (a) Making offers of employment other than in the ordinary course of business; and

          (b) Promotions or increases in compensation or grants of stock options other than in the ordinary course of business.

                                  ARTICLE III

                                   CONDITIONS

     SECTION 3.1. Employee Agreements. The Company shall use its best efforts to ensure that all past and current Company employees shall have executed the form of severance agreement as set forth on Schedule III.1 or a form of severance or employee agreement that in Parent's discretion, is substantially similar.

                                   ARTICLE IV

                        PARENT'S PRE-CLOSING OBLIGATIONS

     SECTION 4.1. Immigration, Visas. Parent shall be responsible for obtaining any required visas or other immigration approvals to allow Transferred Employees (defined below) to become employed by Parent at whatever location is specified by Parent.

                                   ARTICLE V

                         OFFERS OF CONTINUED EMPLOYMENT

     SECTION 5.1.  Company's Employees.

     (a) Parent shall offer to continue the employment of certain of the Company's employees conditioned upon the occurrence of the Closing and the absence of all legal, regulatory, or contractual impediments to transferring the employment of employees in the respective country of residence from the Company to Parent, of those employees who reside in each respective country. Parent shall continue the employment of those employees to whom offers of continued employment are extended and who accept such offers of continued employment (such employees hired by Parent being hereinafter referred to as the "Transferred Employees"). The terms and conditions of Parent's offer of continued employment of employees shall be made in writing at least 10 days (but no fewer than is required by applicable law) prior to the Closing Date. Parent's offer of continued employment shall include the following:

          (i) Parent shall maintain the compensation of Transferred Employees who are participants in the Company's Sales Bonus Plan ("Transferred Sales Employees") at substantially the same levels as existed as of the Closing Date through Calendar Year 1999; provided, however, that Parent may proportionately adjust the compensation of such Transferred Sales Employees in the event that sales quotas in existence at the time of the signing of this Agreement are reduced;

          (ii) All other Transferred Employees shall be offered compensation at levels at least substantially equal to similarly situated Parent employees;

          (iii) To the maximum extent permitted or allowed by applicable law the Parent shall employ such Transferred Employees on an at-will basis;

          (iv) Parent shall have sole discretion to determine the job description, reporting status, organization, and shift of each Transferred Employee;

          (v) Parent shall have sole discretion to determine the work location of Transferred Employees;

          (vi) Without limiting any other provision hereof, Parent and the Company acknowledge that if Parent elects to continue employment to some but not all employees located in particular non-U.S. jurisdictions, or if requisite notice prior to the Closing Date is not given to certain non-U.S. employees or non-U.S. government agencies regarding possible employment transitions to Parent of certain employees or if certain terms and conditions of employment with the Company are not continued by Parent, certain non-U.S. laws, rules or regulations may be violated or may not be complied with, possibly resulting in liability including a need to pay or accrue severance, a need for Parent or a Subsidiary to continue employing non-U.S. employees that Parent does not wish to employ ("Mandated Employees"), a need for Parent to pay salary to Mandated Employees and then severance to them upon terminating them as soon as legally permissible, an obligation of Parent to honor non-U.S. employees' pension obligations, and fines, sanctions and penalties and liabilities associated with claims brought against the Company or Parent or related parties by non-U.S. employees or non-U.S. governmental agencies or Mandated Employees with respect to any of the foregoing including, without limitation, the undertakings laws in the U.K., France, Sweden, Germany and Singapore (collectively, "Foreign Employee Liabilities"). The Company agrees to take reasonably feasible actions as requested by Parent in order to avoid (where possible) or minimize such Foreign Employee Liabilities; and

          (vii) U.S. Transferred Employees shall be eligible to participate in the same benefit plans as Parent provides to its other similarly situated employees.

     (b) Notwithstanding anything to the contrary, an employee who does not report to work on the first work day for such Transferred Employee because the process of updating his or her H-1 or L-1 visa to reflect Parent as the Transferred Employee's new employer has not been completed, such employee shall be treated as a Transferred Employee on the day as of which the application for such visa is approved.

     (c) During a reasonable period after the execution of this Agreement and prior to the Closing Date, Parent may contact Company employees to provide them with information about Parent and its operations and an explanation of the terms and conditions of the offer letters of continued employment (including specifically the amount of salary (cash and non-cash) and benefits to be offered by Parent); provided, however, that such contact shall be at times, and under such circumstances, that are mutually agreeable to Parent and the Company and that the content of communications shall be consistent with all communications that Parent and/or the Company have with any governmental agency or works council or any other public disclosure.

                                   ARTICLE VI

                                  STOCK PLANS

     SECTION 6.1. Company's Stock Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock under the Stock Option Plans, excluding the 1994 Non-Employee Director Stock Option Plan, whether vested or unvested will be assumed by Parent. Schedule VI.1, attached sets forth a true and complete list as of the date hereof of all holders of outstanding Company Options, the exercise or vesting schedule, the exercise price per share, the term of each such Company Option and any restrictions on exercise or sale of the option or underlying shares. On the Closing Date, the Company shall deliver to Parent an updated Schedule VI.1. Each such option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in such option and, if applicable, in the Stock Option Plans, immediately prior to the Effective Time, including provisions with respect to vesting, except that (i) such option will be exercisable for that number of whole shares of Parent common stock, par value $.01 per share ("Parent Common Stock"), equal to the product (rounded down to the nearest whole share) of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio (as hereinafter defined), and rounding to the nearest whole share, (ii) the per share exercise price under each such Company option shall be adjusted by dividing the per share exercise price of each such Company option by the Exchange Ratio, and rounding up to the nearest cent. The terms of each Company option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Parent Common Stock on or subsequent to the Effective Date. The "Exchange Ratio" is $6.00 divided by the last sale price for a share of Parent Common Stock on the trading day immediately preceding the Closing Date, as reported on the Nasdaq National Market. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon the exercise of the options assumed by Parent. Parent will use its best efforts to file, within thirty (30) days following the Effective Date of the Merger, a registration statement on Form S-8 (or any successor to Form S-8) so as to register the Parent Common Stock subject to the options assumed by Parent pursuant to this Section 6.1 and shall use its best efforts to effect such registration and to maintain the effectiveness of such registration statement (and the current status of the prospectus contained therein) for so long as such options remain outstanding. Options to purchase Parent Company Stock under this
Section 6.1 shall be referred to as the "Assumed Options."

     SECTION 6.2.  Waiver of Company Options.  Notwithstanding the provisions of
Section 6.1, the individuals described in Schedule VI.2, who as a condition of closing are executing new severance agreements, shall agree to waive all rights with respect to any Company Options which would otherwise be assumed under
Section 6.1.

     SECTION 6.3. Parent Stock Options. After taking into account the provisions of Sections 6.1 and 6.2, Parent shall grant to Transferred Employees an additional number of options to purchase Parent Common Stock such that the total number of options to purchase Parent Common Stock under this Article VI shall be equal to 518,000. Options under this Section 6.3 shall be granted no later than the last Tuesday of the calendar month following the Closing Date.

     SECTION 6.4. Company's Stock Purchase Plan. On or prior to the last business day prior to the Effective Date, the Company will discontinue its stock purchase plan pursuant to the terms thereof.

     SECTION 6.5. Exercise Price of Options. The exercise price of all Assumed Options shall be no greater than the fair market value of Parent Common Stock on the Closing Date.

                                  ARTICLE VII

                               SEVERANCE PROGRAM

     SECTION 7.1. Severance Program. Parent agrees to implement a special severance program (the "Severance Program") effective as of the Parent Plan Start Date which will provide severance benefits for Company employees who remain employed up to and through the Closing Date and whose employment is terminated by Parent within six (6) months following the Closing Date, other than for cause. For purposes of this Section 7.1, "cause" shall mean that the employee has intentionally engaged in misconduct that violates the law, Parent's Corporate Business Principles, or Parent's Human Resources Guidelines. Benefits under the Severance Program shall be equal to six months of the base pay of a terminated employee.

                                  ARTICLE VIII

                                 WELFARE PLANS

     SECTION 8.1.  Cessation of Participation in Company U.S. Welfare
Plans. Except as otherwise provided in this Agreement or as required by the terms of any of the Company's Welfare Plans or by law, Transferred Employees' participation in all of the Company's U.S. Welfare Plans will cease as of the Effective Time of the Merger (such applicable date hereinafter referred to as the "Company Plan End Date".). For purposes hereof, "Welfare Plan" means any employee welfare benefit plan as defined in Section 3(1) of ERISA, without regard to Sections 4(b)(4) or 4(b)(5) thereof, including but not limited to any plan, fund or program which was established or is maintained for the purpose of providing for its participants or their beneficiaries, through the purchase of insurance or otherwise, medical, surgical, or hospital care or benefits, or benefits in the event of sickness, accident, disability (short- and long-term), death or unemployment or vacation benefits.

     SECTION 8.2. U.S. Welfare Plans for Transferred Employees. Commencing on 12:01 a.m. of the Company Plan End Date (such date hereinafter referred to as the "Parent Plan Start Date"), Transferred Employees and their eligible dependents shall be eligible to participate in those U.S. Welfare Plans that Parent has in effect for its similarly situated existing employees as of the Parent Plan Start Date. Any waiting period, pre-existing condition limitation, or physical examination requirement applicable to eligibility for enrollment of new employees or their dependents under any of the Parent's Welfare Plans shall be waived. Such Plans shall also credit each Transferred Employee with the amount, if any, paid during the plan year or calendar year, as applicable, by such Transferred Employee (or dependent) for all deductible payments made by each of them provided that the information relating to such payments in a format acceptable to Parent has been provided.

     SECTION 8.3. Flexible Spending Arrangements. The Company agrees to terminate its flexible spending arrangement components of its cafeteria plan on the earlier of the Effective Date of the Merger or December 31, 1998.

                                   ARTICLE IX

                                 OTHER MATTERS

     SECTION 9.1. Tuition Aid. Transferred Employees shall be eligible for payments of tuition reimbursement pursuant to the Company's tuition aid program for approved courses which commence prior to the Company Plan End Date.

     SECTION 9.2. Vacation. On or before the Company Plan End Date, the Company shall pay to each Transferred Employee the cash equivalent of his or her accumulated but unused vacation days. From and after the Parent Plan Start Date, Transferred Employees shall receive annual vacation benefits pursuant to Parent's vacation policy.

     SECTION 9.3.  Service Credit.

     (a) Transferred Employees shall be given credit for service performed for the Company ("Service Credit") for purposes of the following Parent benefits:

          (i) 401(k)/Profit Sharing Plan (participation and vesting only, not benefit accrual);

          (ii) Vacation;

          (iii) Short Term Disability Plan;

          (iv) Service Awards;

          (v) Service component of any retirement definition (early retirement, rule of 75);

          (vi) Defined Benefit Plan (participation and vesting only);

          (vii) Supplemental Employee Medical Account Plan ("SERMA") (participation only).

     (b) Transferred Employees shall not be given Service Credit for the following Parent benefits:

          (i) Sabbatical;

          (ii) Parent Stock Option Plan (acceleration of vesting upon retirement);

          (iii) Benefit accrual under Parent's Defined Benefit Plan;

          (iv) Benefit accrual under Parent's SERMA;

          (v) Benefit accrual under Parent's 401(k)/Profit Sharing Plan.

     With respect to the foregoing Parent benefits, service credit shall be counted as of the Parent's Plan Start Date.

                                   ARTICLE X

                              TAX QUALIFIED PLANS

     SECTION 10.1.  Defined Contribution Pension Plan.

     (a) Prior to the Effective Date, the Company will take such as is necessary to terminate the Shiva Corporation 401(k) Plan (the "Company 401(k) Plan") effective as of the Company Plan End Date.

     (b) As of the Company Plan End Date, each Transferred Employee will cease contributing to the Company 401(k) Plan and Company shall take all necessary action to ensure that each Transferred Employee is fully vested in his or her account balance under the Company 401(k) Plan.

     (c) Each U.S. Transferred Employee shall be eligible to participate in the Parent 401(k)/Profit Sharing Retirement Plan (the "Parent Savings Plan") as of the Parent Plan Start Date or such later date as the Parent Savings Plan may provide.

     (d) As soon as practicable following IRS approval of the termination of the Company 401(k) Plan the assets thereof shall be distributed and Parent shall permit Transferred Employees to roll such distributions over into the Parent Savings Plan.

                                   ARTICLE XI

                          NO THIRD PARTY BENEFICIARIES

     SECTION 11.1. No Third Party Beneficiaries. No Company employee (or any respective spouses or beneficiaries of such persons), or any other person not a named party to this Agreement, shall be entitled to assert any claim hereunder. This Agreement shall be binding upon and inure to the benefit only of the named parties hereto and their respective successors. Notwithstanding any other provisions to the contrary except with respect to such successors, it is not intended and shall not be construed for the benefit of any third party or any person not a signatory hereto. In no event shall this Agreement constitute a third party beneficiary contract.

                                  ARTICLE XII

                                 MISCELLANEOUS

     SECTION 12.1. Further Assurances. The Company and Parent agree to cooperate to carry out the duties and responsibilities set forth in this Annex to the Agreement. In addition, the Company agrees to make available to Parent such information as Parent may reasonably request to facilitate the determination of (i) the period of service of any Transferred Employee with the Company or any of its Subsidiaries prior to the Effective Time of the Merger,
(ii) individual service accruals and salary histories of Transferred Employees, and (iii) such other information as Parent may reasonably request to carry out any provision of this Agreement.

                                                                         ANNEX B
                                                             TO MERGER AGREEMENT

                                AMENDMENT NO. 1
                                       TO
                                RIGHTS AGREEMENT

     This AMENDMENT NO. 1 (the "Amendment") to the Rights Agreement (the "Rights Agreement") dated as of September 29, 1995 between Shiva Corporation, a Massachusetts corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), is entered into as of the 19th day of October, 1998. Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Rights Agreement by and between the parties hereto.

                                    RECITALS

     WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to amend the Rights Agreement as set forth herein in connection with the execution of that certain Agreement and Plan of Merger dated as of October 19, 1998, as the same may be amended from time to time (the "Merger Agreement"), among the Company, Intel Corporation, a Delaware corporation ("Intel"), and Intel Networks, Incorporated, a Massachusetts corporation and a direct, wholly-owned subsidiary of Intel ("Merger Sub") (pursuant to which Merger Agreement, among other things, Merger Sub shall merge with and into the Company (the "Merger")).

     WHEREAS, the Company has requested that the Rights Agreement be amended in accordance with Section 27 of the Rights Agreement, as set forth herein, and the Rights Agent is willing to amend the Rights Agreement as set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

          1. Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

             "(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the Rights expire pursuant to Section 13(d) hereof, (iv) the time at which such Rights are exchanged as provided in Section 24 hereof, or (v) immediately prior to the Effective Time, as defined in the Agreement and Plan of Merger dated as of October 19, 1998, as the same may be amended from time to time, between the Company, Intel Corporation, a Delaware corporation ("Intel"), and Intel Networks, Incorporated, a Massachusetts corporation and a direct, wholly-owned subsidiary of Intel ("Merger Sub"), pursuant to which Merger Agreement, among other things, the Merger Sub shall merge with and into the Company (the "Merger") (the earlier of (i), (ii), (iii), (iv) and (v) being herein referred to as the "Expiration Date")."

          2.  Section 35 of the Rights Agreement is hereby added as follows:

             "Section 35. Intel Transaction. Notwithstanding any provision of this Rights Agreement to the contrary, no Distribution Date, Stock Acquisition Date or Triggering Event shall be deemed to have occurred, neither Intel nor any Affiliate or Associate of Intel (including without limitation the Merger Sub) shall be deemed to have become an Acquiring Person and no holder of Rights shall be entitled to exercise such Rights under or be entitled to any rights pursuant to Section 7(a), 11(a) or 13(a) of this Rights Agreement by reason of (x) the approval, execution, delivery or effectiveness of the Merger Agreement or (y) the consummation of the transactions contemplated under the Merger Agreement in accordance with the terms thereof (including, without limitation, the consummation of the Merger)."

          3. Except as amended hereby, the Rights Agreement shall remain unchanged and shall remain in full force and effect.

          4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                         [signatures on following page]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written.

                                          SHIVA CORPORATION


                                          By:

                                              ------------------------------
                                              Name:
                                              Title:


                                          AMERICAN STOCK TRANSFER &
                                            TRUST COMPANY

                                          By:

                                              ------------------------------
                                              Name:
                                              Title:

                                                                         ANNEX B
                                                              TO PROXY STATEMENT

                       OPINION OF LAZARD FRERES & CO. LLC,
                        INVESTMENT BANKER TO THE COMPANY

Lazard Freres & Co. LLC
Four Embarcadero Center
San Francisco, CA  94111

Telephone (415) 623-5000                  San Francisco
Facsimile (415) 421-5050
                                          October 18, 1998

The Board of Directors
Shiva Corporation
28 Crosby Drive
Bedford, MA  01730-1437

Dear Members of the Board:

         We understand that Shiva Corporation (the "Company"), Intel Corporation ("Intel") and Intel Networks, Incorporated, a wholly owned subsidiary of Intel ("Merger Sub"), intend to enter into an Agreement and Plan of Merger, to be dated as of October 19, 1998, pursuant to which Merger Sub will be merged with and into the Company in a transaction (the "Merger") in which each issued and outstanding share of the Company's common stock, $.01 par value per share, other than shares held in treasury or by stockholders exercising appraisal rights, will be converted into the right to receive, without interest, an amount in cash equal to $6.00 (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the agreement.

         You have requested our opinion as to the fairness, from a financial point of view, to the Company's stockholders of the Consideration. In connection with this opinion, we have:

(i) Reviewed the financial terms and conditions of an October 17, 1998 draft of the agreement (the "Agreement");

(ii) Analyzed certain publicly available historical business and financial information relating to the Company;

(iii) Reviewed various financial forecasts and other data provided to us by the Company relating to its business;

(iv) Held discussions with members of the senior management of the Company with respect to the businesses, prospects and strategic objectives of the Company;

Lazard Freres & Co. LLC

Board of Directors
Shiva Corporation
October 18, 1998
Page 2

(v) Reviewed the historical market prices and trading activity of the Company's common stock;

(vi) Reviewed available information with respect to the financial performance and stock prices and trading activity of certain other companies in lines of business we believe to be generally comparable to those of the Company and compared such information to corresponding information with respect to the Company and its common stock;

(vii) Reviewed the financial terms, to the extent publicly available, of certain business combinations involving companies in lines of business we believe to be generally comparable to those of the Company;

(viii) Participated in discussions and negotiations among representatives of the Company and Intel and their advisors; and

(ix) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

         We have relied with your consent upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information. We have also relied upon, without independent verification, the assessment by the management of the Company of the Company's products and services and the validity of, and risks associated with, the Company's existing and anticipated future products and services. With respect to financial forecasts and any financial or operating information furnished by, or during discussions with the management of, the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the competitive, operating and regulatory environment and the related future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. We have not undertaken to make any independent valuation or appraisal of any of the assets or liabilities of the Company or concerning the solvency or fair value of the Company.

         Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

Lazard Freres & Co. LLC

Board of Directors
Shiva Corporation
October 18, 1998
Page 3

         In rendering our opinion, we have assumed that: (i) the agreement in the form in which it is executed will not differ in any material respect from the Agreement; (ii) the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company; and (iii) obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on the Company.

         Lazard Freres & Co. LLC is acting as investment banker to the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger. In the past, we have provided financial advisory services to Intel.

         Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors. Our opinion does not address the underlying decision by the Company to engage in the Merger or the prices at which the Company's common stock will actually trade at any time, and we express no recommendation or opinion to any stockholder of the Company as to how such stockholder should vote with respect to the Merger. It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose or be disclosed or otherwise referred to without our prior consent, except for the reproduction of this letter in full in any filing with the Securities and Exchange Commission with respect to the transactions contemplated by the Agreement or as may otherwise be required by law or by a court of competent jurisdiction.

         Based on and subject to the foregoing, we are of the opinion that the Consideration is fair to the Company's stockholders from a financial point of view.

                                             Very truly yours,

                                             Lazard Freres & Co. LLC


                                         By: /s/ Richard P. Emerson
                                             -----------------------------
                                             Richard P. Emerson
                                             Managing Director

                                                                         ANNEX C
                                                              TO PROXY STATEMENT

                      SECTIONS 85 -- 98 OF CHAPTER 156B OF
                         THE MASSACHUSETTS GENERAL LAWS

SEC. 85.  DISSENTING STOCKHOLDER; RIGHT TO DEMAND PAYMENT FOR STOCK; EXCEPTION

     A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

SEC. 86.  SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES

     If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SEC. 87.  STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING;
          FORM

     The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

          "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

SEC. 88.  NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

     The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SEC. 89.  DEMAND FOR PAYMENT; TIME FOR PAYMENT

     If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SEC. 90.  DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

     If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

SEC. 91.  PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

     If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SEC. 92.  DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION DATE

     After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SEC. 93.  REFERENCE TO SPECIAL MASTER

     The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SEC. 94.  NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

     On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SEC. 95.  COSTS; INTEREST

     The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SEC. 96.  DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

     Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

          (1) A bill shall not be filed within the time provided in section ninety;

          (2) A bill, if filed, shall be dismissed as to such stockholder; or

          (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SEC. 97.  STATUS OF SHARES PAID FOR

     The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SEC. 98.  EXCLUSIVE REMEDY; EXCEPTION

     The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                      APPENDIX A


                                SHIVA CORPORATION

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD FRIDAY, FEBRUARY 26, 1999

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE

         The undersigned, having received notice of the Special Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) James L. Zucco, Jr., Robert P. Cirrone and
M. Elizabeth Potthoff, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting of Stockholders of SHIVA CORPORATION (the "Company") to be held on Friday, February 26, 1999 at 9:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

         In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

         WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN IN THE ACCOMPANYING ENVELOPE THIS PROXY.

         A VOTE "FOR" PROPOSAL NUMBER 1 IS RECOMMENDED BY THE BOARD OF
DIRECTORS.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT THEREOF.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBER 1.

1. To approve and adopt the Agreement and Plan of Merger, dated as of October 19, 1998, by and among the Company, Intel Corporation and Intel Networks, Incorporated and the Merger of Intel Networks, Incorporated with and into the Company whereupon the Company will become a subsidiary of Intel Corporation.

         [ ] FOR                     [ ] AGAINST                     [ ] ABSTAIN


Please mark your votes
as indicated in this example  [X]

MARK HERE                                           MARK HERE IF
FOR ADDRESS                                         YOU PLAN TO
CHANGE AND                                          ATTEND THE
NOTE AT LEFT       [ ]                              MEETING       [ ]


                                    Dated: ______________________, 1999



                                    ___________________________________
                                               Signature



                                    ___________________________________
                                        Signature if held jointly


                                    NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS
                                    HEREON. WHEN SHARES ARE HELD BY JOINT
                                    OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS
                                    ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
                                    OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
                                    IF A CORPORATION, PLEASE SIGN IN FULL
                                    CORPORATE NAME BY AUTHORIZED OFFICER, GIVING
                                    FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN
                                    PARTNERSHIP NAME BY AUTHORIZED PERSON,
                                    GIVING FULL TITLE.

                                                                      APPENDIX B


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Shiva Corporation

         In our opinion, based upon our audits and the report of other auditors, the accompanying consolidated balance sheet and related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Shiva Corporation and its subsidiaries at January 3, 1998 and December 28, 1996, and the results of their operations and their cash flows for each of the three years in the period ended January 3, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of AirSoft, Inc., a wholly-owned subsidiary, which statements reflect total revenues of $860,000 and a net loss of $1,973,000 for the year ended December 31, 1995. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for AirSoft, Inc. as of and for the period described above, is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
January 27, 1998, except
as to Note 16 which is
as of February 19, 1998

                                                                      APPENDIX C


Report of Independent Accountants on
Financial Statements Schedule

To the Stockholders and Board of Directors of Shiva Corporation:

         Our audits of the consolidated financial statements referred to in our report dated January 27, 1998, except as to Note 16 which is as of February 19, 1998, appearing in the 1997 Annual Report to Shareholders of Shiva Corporation (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the Financial Statement Schedule listed in Item 14(a) of this Form 10-K. In our opinion, the Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
January 27, 1998, except
as to Note 16 which is
as of February 19, 1998

                                                                      APPENDIX D


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of AirSoft, Inc.:

         We have audited the statements of operations, stockholders' equity and cash flows of AirSoft, Inc. (the "Company"), for the year ended December 31, 1995 (none of which are presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such financial statements of AirSoft, Inc. present fairly, in all material respects, the results of its operations and its cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
March 28, 1996
(June 16, 1996 as to Note 8)

                                                                      APPENDIX E


                                AUDITORS' REPORT

The Board of Directors of Isolation Systems Limited

         We have audited the consolidated balance sheets of Isolation Systems Limited as at August 31, 1997 and 1996 and the consolidated statements of earnings and deficit and changes in financial position for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at August 31, 1997 and 1996 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles in Canada.


/s/ KPMG

KPMG
Chartered Accountants
Toronto, Canada
October 3, 1997 (except as to Note 10 which is as of March 26, 1998)